As filed with the Securities and Exchange Commission on July 16, 2002.
Registration Number 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Americana Publishing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	2741	84-1453702
(State or other jurisdiction of incorporation or organization)	(Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

303 San Mateo NE, Suite 104A

Albuquerque, NM 87108
(Address of Principal Executive Offices) (Zip Code)

(888) 883-8203

(Telephone Number of Principal Executive Offices)

George Lovato, Jr.

303 San Mateo NE, Suite 104
Albuquerque, NM 87108
(888) 883-8203
(Telephone number, including area code, of agent for service)

Copy to:

Forrest Carlton, Esq.

303 San Mateo NE, Suite 104A
Albuquerque, NM 87108
Phone: (888) 883-8203
Fax: (505) 265-0632

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is filed in a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Share(2)	Offering Price	Fee

Common Stock, par value $.001(3)	41,784,959	$0.0875	$3,656,184	$336

(1)	The number of shares of common stock registered hereunder represents, in part, a good faith estimate by the registrant of the number of shares of common stock issuable upon conversion of certain of the registrant’s debentures and exercise of certain warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the debentures and related warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the registrant’s common stock as reported by the OTCBB on July 10, 2002.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 16, 2002

PROSPECTUS

Americana Publishing, Inc.

Shares of Common Stock to be Sold by Selling Stockholders

        The selling stockholders named in this prospectus are selling approximately 41,784,959 shares of our common stock, including shares that may be issued upon the exercise of options or warrants or the conversion of convertible debentures. We will receive none of the proceeds of shares sold by selling stockholders.

      Our common stock is currently traded on the over-the-counter electronic bulletin board under the symbol “APBH.” On July 10, 2002, the last reported sales price of a share of our common stock was $.08 per share.

       Investment in our common stock involves a high degree of risk. See “Risk Factors.”

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2002

PROSPECTUS SUMMARY

      The following summarizes our business and operations. This summary is not complete and does not contain all of the information about us or all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the information under the caption “Risk Factors” and the information in the financial statements, including the notes to the financial statements, that are included in this prospectus. The securities offered in this prospectus involve a high degree of risk. See “Risk Factors.”

Introduction

      We were incorporated under the laws of Colorado on April 17, 1997. In July 2001, we acquired all of the outstanding common stock of Corporate Media Group, Inc., which we presently operate as a wholly-owned subsidiary. In this prospectus, “we,” “us” and “our” refer to Americana Publishing, Inc. and our wholly owned subsidiary unless the context requires otherwise.

      Our executive offices are located at 303 San Mateo NE, Suite 104A, Albuquerque, New Mexico. Our telephone number is (888) 883-8203.

The Offering

      We are registering the shares of common stock covered by this prospectus in order to fulfill obligations we have to the selling stockholders named in this prospectus. Of the 41,784,959 shares of common stock being registered, 24,925,894 shares of common stock are issuable upon exercise of warrants or conversion of debt we previously issued and an additional 6,369,065 shares of common stock we are contractually obligated to register pursuant to certain agreements with Toscana Group, Inc., Gulf Coast Advisors, Ltd. and BG Holdings, LLC. Such shares cover, among other things, an indeterminate number of additional shares of common stock issuable to such parties in connection with future adjustments upon certain events to certain debentures and warrants held by them. These shares also cover an indeterminate number of shares issuable to Toscana Group, Inc. upon the exercise of certain warrants we are obligated to issue to Toscana Group, Inc. in the future. For a detailed discussion of these obligations and the terms of the notes, warrants and options held by the selling stockholders, see “Description of Securities.”

Our Business

      We are a multi-media publishing company. Our primary business is the publication and sale of audio books, print books and electronic books. In addition, we also sell textbooks, music, artwork and jewelry. We market our products through our Web site, as well as through telemarketing activities, catalogs that we distribute to wholesale book buyers, bookstores and libraries. We also distribute our products through large distributors and we have established accounts including database and order processing agreements with a number of large book and multi-media product retailers. Through our subsidiary, Corporate Media Group, Inc., we provide video and audio tape duplication, packaging, printing and fulfillment services.

      Our revenues originate principally from the sale of audio books and print books, with additional revenues generated from the sale of textbooks. We are in the process of developing our first electronic book. In 2002, we expect to expand the range of our audio book and print book offerings, as well as our electronic books.

      Our ultimate objective is to become a successful marketer of multi-media products. To achieve this, it will be necessary for us to expand our revenues through the marketing of our current products, to acquire new products to market, and to continue to generate revenue through multiple revenue streams. We also need to capitalize on our early marketing success by continuing to expand current distribution channels.

RISK FACTORS

      Please consider the following risk facts together with the other information presented in this prospectus before purchasing shares of our common stock. If any of the following risks actually occur, our business could be materially harmed, the trading price of our common stock could decline or you might lose all or part of your investment.

      Our independent certified public accountants have stated that our recurring losses from operations and our accumulated deficit raise substantial doubt about our ability to continue as a going concern. We expect to incur losses in the future and may not become profitable. The report of our independent certified public accountants, Singer Lewak Greenbaum and Goldstein LLP, that covers our December 31, 2001 consolidated financial statements contains a statement regarding our current losses from operations and the fact that our total current liabilities exceed our total current assets, which raise substantial doubt as to our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. We will need to raise more money to finance our operations. We may not be able to obtain additional financing at all, or on acceptable terms. Any failure to raise additional financing will likely place us in significant financial jeopardy, may disrupt our operations or may force us to seek protection under the bankruptcy laws.

      Despite our recent growth in sales and net income, we cannot assure you that these trends will continue or that we will ever become profitable. We have incurred significant losses since our inception. Our net loss for the year ended December 31, 2001 was approximately $5,770,000, and our accumulated deficit as of December 31, 2001 was approximately $10,250,000. We expect our operating losses to continue as we engage in the development and expansion of our product line.

      We have granted security interests to certain of our creditors to secure debt we owe in connection with, among other things, lines of credit, factoring arrangements and debentures we have issued. We are presently in default on some of these obligations. To date, one creditor has seized approximately $100,000 of our assets. There is a substantial probability that this, or other, creditors may seize additional assets. Future seizures of our assets may force us to cease our operations. For additional information regarding these security interests and obligations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Securities.”

      We rely on sales of certain key products. Most of our revenues are derived from sales of audio books and some print books. We plan to diversify our product line in the future and we have begun to do so. Despite these efforts, our financial performance remains dependent on a few products. Any significant diminished consumer interest in our catalog of audio books and/or print books could disrupt our operations and jeopardize our financial condition. Furthermore, we may be unable to develop successful new products, and any products that we do develop may not generate sufficient sales to justify the cost of developing and marketing these products.

      Our net sales and profitability depend significantly upon the acceptance of our existing and future multimedia products within the multimedia market. This market is characterized by rapidly changing tastes. Frequent innovations and improvements to our product line are necessary to maintain consumer interest in our multimedia products. If we are unable to successfully adapt our product line to these changing tastes, we may never become profitable.

      We may be unable to effectively manage our existing operations and anticipated growth, which could place limits on our ability to achieve the goals of our business plan. We intend to continue to pursue an aggressive growth strategy. To manage our growth effectively, we believe that we must:

•	develop a business plan for new products or brand line extensions;

•	maintain a high level of manufacturing quality and efficiency;

•	continue to enhance our operational, financial and management systems and controls;

•	effectively expand, train and manage our employee base; and

•	maintain an effective and efficient inventory control and distribution system.

      Our failure to properly manage any of these or other growth-related challenges could adversely affect our business, financial condition and results of operations. We cannot assure you that we will succeed in effectively managing our existing operations or our anticipated growth.

      We depend on certain key employees, the loss of whom could affect our business, financial condition and results of operations. We will depend heavily upon the services of certain of our officers and directors, including George Lovato, Jr. and Don White. We do not have key person life insurance on the lives of these individuals but we are in the process of obtaining such insurance. We have an employment contract in effect with our chairman, president and CEO, George Lovato, Jr. While we may hire additional qualified individuals to work in various capacities, the loss of the services of Mr. Lovato and Mr. White would disrupt our operations and our business would be harmed.

      Our employment agreements with Messrs. Lovato and White provide for severance payments of $250,000 each in the event the agreements are terminated by our company or each of Messrs. Lovato and White, and severance payments of $500,000 each in the event of, among other things, a change of control of our company, including by a merger or asset sale. In light of our financial condition, these agreements may preclude us from consummating a merger or similar transaction with another entity or effect a change of control of our company.

      Our warranty reserves may be insufficient to cover future warranty claims. We offer warranties on all of our principal products. We have limited returns from the sale of our products and we have limited returns with warranty claims for these products. However, if our warranty reserves are inadequate to cover future warranty claims on our products, our cash reserves may be depleted and we may not be able to meet our obligations as they become due.

      Our market is highly competitive. The market in which we participate is highly competitive. We believe that hundreds of companies produce and distribute products similar to ours. Important competitive factors in this market include price, product quality and performance, diversity of offerings, warranties and customer service. We believe that our products are competitive in each of these categories. However, many of our competitors possess greater financial resources, wider brand name recognition, broader distribution networks and other resources and characteristics that may give them a competitive advantage.

      Our failure or inability to protect our intellectual property could significantly harm our competitive position, and we could also incur substantial costs in defending claims that we have violated the proprietary rights of others. Protecting our intellectual property is an important factor in maintaining our competitive position in the multimedia industry. If we do not, or are unable to, adequately protect our intellectual property, our sales and profitability could be adversely affected. We currently are a licensee for a number of copyrights. However, our efforts to protect our proprietary rights may be inadequate and applicable laws provide only limited protection. In addition, we believe that our products, trademarks and other proprietary rights do not infringe upon the proprietary rights of third parties. However, we may not be able to successfully prevent others from claiming that we have violated their proprietary rights or that any such assertion will not require us to enter into a license agreement or royalty agreement with the party asserting a claim. We could incur substantial costs in defending against such claims, even if they are invalid, and we could become subject to judgments requiring us to pay substantial damages.

      The sale of material amounts of our common stock to finance the continuing operations of our company and the eligibility of issued shares for resale may substantially dilute our common stock and place significant downward pressure on its trading price. Our need to raise funds through the sale of equity will likely result in the issuance of a significant number of shares of common stock in relation to the number of shares currently outstanding. In the past, we have raised money through the sale of debentures convertible into common stock. Such sales have included arrangements requiring us to register the underlying shares of common stock. We are registering approximately 29,000,000 shares of our common stock which are issuable upon conversion of debentures or exercise of warrants we have issued to BG Holdings, LLC, Gulf Coast Advisors, Ltd. and Toscana Group, Inc. as is more fully described in the heading “Description of Securities,” these shares are issuable at a discount from the then current trading price of our common stock. Therefore, the issuance of shares to each of these entities may dilute the equity interest of existing stockholders and could have an adverse effect on the market price of our common stock. In addition, depending on the price per share of our common stock during the life of these financings, we may need to register additional shares for resale, which could have a further dilutive effect on the value of our common stock. The perceived risk of dilution may cause our stockholders to sell their shares of our common stock, which would contribute to a downward movement in the stock price of our common stock. Moreover, in the event the holders convert their debentures, or exercise their warrants, your ownership in our company will be materially diluted.

      The trading volume in our common shares has been relatively limited, and a consistently active trading market for our common stock may not develop, or even if it does develop, continue on the over-the-counter electronic bulletin board. If a market does not develop, you may not be able to dispose of your shares of common stock.

      We will have to apply for listing on the Bulletin Board Exchange and, if we fail to meet the listing criteria, may not be eligible for listing on this new exchange. In or about the third quarter of 2003, the NASD intends to eliminate the over-the-counter electronic bulletin board, the principal trading market for our stock, and replace it with the Bulletin Board Exchange, or BBX. Unlike the bulletin board, the BBX will impose certain standards on companies seeking to list their stock for trading. We may be unable to meet these standards or, after listing our shares for trading, to maintain them. In either event, we would be ineligible for trading on the BBX and our stock would trade on the Pink Sheets. This may result in a loss of liquidity in our shares and could make it difficult for our shareholders to sell their shares should they so desire.

FORWARD LOOKING STATEMENTS

      In this prospectus, we include some forward-looking statements that involve substantial risks and uncertainties and other factors which may cause our operational and financial activity and results to differ from those expressed or implied by these forward-looking statements. In many cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and “continue,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other “forward-looking” information.

      You should not place undue reliance on these forward-looking statements. The sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

      The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. See “Selling Stockholders.” All net proceeds from the sale of these shares of common stock will go to the stockholders who offer and sell their shares of common stock. The principal purpose of this offering is to effect an orderly disposition of the selling stockholders’ shares. We will not receive any part of the proceeds from such sales of common stock. We will receive some proceeds from the exercise of warrants and options by the selling stockholders, as described under the caption “Description of Securities.” Any proceeds from such exercises or conversions will be used by us for working capital purposes.

DIVIDEND POLICY

      We have never paid cash dividends and do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our board of directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

CAPITALIZATION

      The following table sets forth our capitalization as of March 31, 2002. The information set forth below should be read in conjunction with our unaudited consolidated condensed financial statements and notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included elsewhere in this prospectus.

As of March 31,
2002

(Unaudited)
Long-term obligations	$214,655
Stockholders’ equity:
Preferred stock;
No par value, 20,000,000 shares authorized, no shares issued and outstanding	—
Common stock;
$0.001 par value, 100,000,000 shares authorized, 19,959,394 (unaudited) shares issued and outstanding	19,960
Additional paid-in capital	9,388,378
Accumulated deficit	(11,445,835)

Total stockholders’ deficit	(2,037,599)

Total capitalization	$(2,252,254)

SELECTED FINANCIAL DATA

     The statement of operations data for the year ended December 31, 2001 and the balance sheet data as of December 31, 2001 have been derived from our audited financial statements included elsewhere in this prospectus. The statement of operations data for the three months ended March 31, 2002 and 2001 and the balance sheet data as of March 31, 2002 have not been audited, but have been derived from unaudited financial information included elsewhere in this prospectus, prepared, in management’s opinion, on the same basis as the audited financial statements. In management’s opinion, this unaudited financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present such information fairly.

	March 31, 2002	December 31, 2001

Balance Sheet Data:
Total assets	$2,719,344	$3,144,470
Total liabilities	$4,756,943	$4,688,176
Total stockholders’ deficit	$2,037,599	$1,543,706

	Three Months Ended
			Year Ended
	March 31,	March 31,	December 31,
	2002	2001	2001

Statement of Operations:
Revenues	$697,101	$94,811	$2,450,971
Cost of goods sold	$475,160	$30,428	$1,981,098
Total operating expenses	$1,399,087	$548,675	$5,680,448
Loss from operations	$(1,177,146)	$(484,292)	$(5,210,575)
Total Other Income (Expense)	$(18,534)	$129	$(564,758)
Net loss	$(1,195,680)	$(484,163)	$(5,775,333)
Basic and diluted net loss per share	$(0.07)	$(0.05)	$(0.52)
Basic and diluted weighted-average shares outstanding	16,600,958	8,893,952	11,159,259

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

      The following discussion should be read in conjunction with our financial statements and the notes to our financial statements that appear in this prospectus. The following discussion contains forward looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section titled “Risk Factors.”

General

      We were incorporated as a Colorado corporation in April 1997. We are a multi-media publishing company. Our primary business is the publication and sale of audio books, print books and electronic books. In July 2001, we acquired our wholly owned subsidiary, Corporate Media Group, Inc., which is located in Chattanooga, Tennessee. Corporate Media Group, Inc. is engaged in the business of duplicating video and audiotapes on a contract basis.

      As part of our business strategy, we plan to acquire small sponsored book publishing companies and list their book titles on our Web site. We also intend to purchase a heat set web press company and book binding company. We plan to acquire companies by exchanging shares of our common stock. We are not presently engaged in any negotiations with, nor do we have any commitments to, any person or entity to acquire any business or assets.

      As part of our business plan, we plan to use our common stock to acquire other sponsored book publishing companies and other related companies. We believe that active trading of our common stock will be important to the principals of target companies and future acquisitions may be dependent on the active trading of our common stock. Our common stock has not been actively traded and, if our common stock continues to trade flatly, we may not be able to acquire additional companies.

      General and administrative expenses consist primarily of salaries and related expenses for executive, finance and other administrative personnel, recruitment expenses, professional fees and other corporate expenses, including business development and general legal activities.

      Our balance sheet presents property and equipment at the contributor’s cost. We believe that certain assets have a significantly higher fair market value than reflected on our financial statements. Our estimate of such value is set forth below.

Database Circulation	485,000
Audio Equipment	106,000
Audio Book Development	368,000
Song Writer	52,500
Web sites	1,724,000
Land	25,000
Stock Registration	325,000

3,085,500

Results of Operations

      Three month period ended March 31, 2002 as compared to the three month period ended March 31, 2001.

      Revenues. Revenues increased by $602,290, from $94,811 for the three month period ended March 31, 2001 to $697,101 during the three month period ended March 31, 2002. This increase in revenues is attributable to revenues generated by Corporate Media Group, Inc., which we acquired in June 2001.

      Cost of Goods Sold. Costs of goods sold increased by $444,732, from $30,428 for the three month period ended March 31, 2001 to $475,160 during the three month period ended March 31, 2002. This increase is attributable to our acquisition of Corporate Media Group, Inc.

      Compensation Expense. Compensation expense increased by $255,400, or 56%, from $458,423 for the three month period ended March 31, 2001 to $713,823 during the three month period ended March 31, 2002. This increase was attributable, in part, to $520,257 of grants of our common stock to certain of our employees and consultants.

      Depreciation and Amortization. Depreciation and amortization increased by $96,505, from $30,763 for the three month period ended March 31, 2001 to $127,268 during the three month period ended March 31, 2002. This increase was attributable, in part, to additional equipment we acquired upon our acquisition of Corporate Media Group, Inc.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $498,507, from $59,489 for the three month period ended March 31, 2001 to $557,996 during the three month period ended March 31, 2002. This increase was attributable to our acquisition with Corporate Media Group, Inc.

      Other Income (Expense). Other income increased from nil for the three month period ended March 31, 2001 to $4,422 during the three month period ended March 31, 2002. Interest expense increase from nil for the three month period ended March 31, 2001 to $22,956 during the three month period ended March 31, 2002. This increase was attributable to our acquisition with Corporate Media Group, Inc.

Year ended December 31, 2001 as compared to year ended December 31, 2000

      Revenues. Revenues increased by $2,394,244, from $56,727 for the year ended December 31, 2000 to $2,450,971 during the year ended December 31, 2001. This increase in revenues is attributable to revenues generated by Corporate Media Group, Inc., which we acquired in June 2001.

      Cost of Goods Sold. Costs of goods sold increased by $1,933,317, from $47,781 for the year ended December 31, 2000 to $1,981,098 during the year ended December 31, 2001. This increase is attributable to our acquisition of Corporate Media Group, Inc.

      Compensation Expense. Compensation expense increased by $1,845,857, from $1,685,302 for the year ended December 31, 2000 to $3,531,159 during the year ended December 31, 2001. This increase was attributable, in part, to grants of our common stock in payment for services and professional fees.

      Depreciation and Amortization. Depreciation and amortization increased by $184,552, from $66,242 for the year ended December 31, 2000 to $250,794 for the year ended December 31, 2001. This increase was attributable, in part, to additional equipment we acquired upon our acquisition of Corporate Media Group, Inc.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $297,917, from $506,630 for the year ended December 31, 2000 to $804,547 for the year ended December 31, 2001. This increase was attributable, to our acquisition with Corporate Media Group, Inc.

      Impairment of Goodwill. Impairment of goodwill increased from nil for the year ended December 31, 2000 to $905,733 for the year ended December 31, 2001. This increase was attributable, to the elimination of goodwill as a result of our acquisition with Corporate Media Group, Inc.

      Other Income (Expense). Total other income (expense) increased to ($564,758) for the year ended December 31, 20001 from $10,791 for the year ended December 31, 2000. This increase in expenses is attributable to, among other things, a loss of $16,838 on the sale of an automobile; $385,000 in financing expenses related to convertible debt; and interest expense of $138,996 relating to financing provided to Corporate Media Group, Inc. and the sale of certain of its assets.

Liquidity and Capital Resources

      We have financed our operations primarily through various private financings. We signed a securities purchase agreement, dated as of April 1, 2002 with BG Holdings, LLC and Gulf Coast Advisors, Ltd. Pursuant to such agreement, BG Holdings, LLC and Gulf Coast, Ltd. agreed to purchase an aggregate of $200,000 in principal amount of our 12% senior secured convertible debentures, which mature April 1, 2003. Together with such debentures, BG Holdings, LLC and Gulf Coast, Ltd. were also issued Class A warrants and Class B warrants. The first $100,000 in aggregate principal amount of our 12% senior secured convertible debentures were issued to BG Holdings, LLC and Gulf Coast, Ltd. upon execution of the securities purchase agreement, and the second $100,000 in aggregate principal amount of our 12% senior secured convertible debentures will be issued to BG Holdings, LLC and Gulf Coast, Ltd. upon the effectiveness of the registration statement of which this prospectus forms a part.

      In April 2002, we issued to certain investors an aggregate of $70,000 of one-year, 10% convertible promissory notes and warrants to purchase an aggregate of approximately 700,000 shares of our common stock.

      During 2001, we sold an aggregate of $385,000 of convertible notes to three of our directors. The notes are for a term of one year and bear interest at a rate of 30% per annum, payable monthly and are convertible into shares of our common stock at a conversion price that ranges from $0.05 to $0.10 per share.

      As of April 2002, we sold to unrelated third parties an aggregate of approximately $140,000 of units consisting of one share of common stock and one common stock purchase warrant.

      For additional information on the securities we issued pursuant to private financings, see “Description of Securities.”

         As of April 2002, Cinram, Inc. seized approximately $100,000 from Corporate Media Group, Inc. in connection with an agreed judgment it obtained against Corporate Media Group, Inc. for approximately $245,000 upon the default by Corporate Media Group, Inc. of a settlement agreement with Cinram, Inc. Corporate Media Group, Inc. owes approximately $170,000 to Cinram, Inc. in connection with the judgment. We cannot assure you that Cinram, Inc. will not seize, or attempt to seize, additional funds or assets from Corporate Media Group, Inc. in connection with the judgment.

         We are engaged in discussions with the officers of Corporate Media Group, Inc. concerning the resolution of $170,000 in expenses and reimbursements of Corporate Media Group, Inc. We may be required to pay all or some portion of this amount to these parties.

         We maintained a line of credit with 1st Volunteer Bank secured by our accounts receivable and inventory. Advances on the line of credit bear interest at 8.25% per annum, which is payable on a monthly basis. The line of credit matured in April 2002 and was not renewed by 1st Volunteer Bank. We are presently in default on the remaining balance of approximately $205,000 and we have been unable to secure an alternative line of credit. We believe there is a substantial likelihood that 1st Volunteer Bank will attempt to seize the assets covered by our security agreement with 1st Volunteer Bank.

         In or about April 2002, we entered into a security agreement with Langsam Borenstein Partnership, or LBP. Pursuant to the terms of the agreement, we have the option to sell to LBP, among other things, certain of our open accounts receivable and book debts at rates prescribed in the agreement with LBP. To guarantee payment of our obligations to LBP, we have granted LBP a security interest in all our tangible and intangible assets located at our facility located on Truman Street in Albuquerque, New Mexico. The agreement is for a term of one year and is renewable for successive one-year terms unless otherwise cancelled by either party upon 60-days written notice before the expiration of the current term. The agreement provides for remedies upon the occurrence of certain events of default, which include, among other things, filing for protection under the bankruptcy laws or a change in control of our company. Upon an event of default, LBP is entitled to, among other things, all remedies under the Uniform Commercial Code of the State of New Mexico, plus it can demand our repurchase from LBP of all accounts sold to them, plus interest and penalties.

      Current and Future Financing Needs. We have incurred negative cash flow from operations since we started our business. We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy.

      Our consolidated financial statements have been prepared assuming that we will continue as a going concern. We have incurred net losses of $1,195,680 for the three months ended March 31, 2002 and $5,775,333 for the year ended December 31, 2001. Presently, we have very little cash on hand. We believe that we will need total additional financing of approximately $700,000 to continue to operate as planned during the twelve-month period subsequent to March 31, 2002. These matters raise substantial doubt about our ability to continue as a going concern.

      We anticipate that we will raise these additional funds through the private sale of our securities and/or through long-term loans. The actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control.

      These factors include the following:

•	expenses incurred by us in connection with the execution of our business plan, including the acquisition of other companies;

•	expenses associated with integrating companies we acquire;

•	costs associated with hiring and retaining additional personnel; and

•	our ability to implement our business strategy.

We have based our estimate on assumptions that may prove to be wrong.

      While we anticipate funding a portion of our cash requirements through the sale of our products and services, we may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our shares or debt and other sources. We may seek to access the public or private equity markets when conditions are favorable due to our capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. Our ability to continue as a going concern depends upon our ability to raise additional funds in the immediate future. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit or cease our operations and we may seek protection from our creditors under the bankruptcy laws, in which case our common stock would be essentially without value.

DESCRIPTION OF BUSINESS

General

      We were incorporated under the laws of the State of Colorado on April 17, 1997. From October 1996 until April 1997, our predecessor operated as a development stage division of B.H. Capital Limited, engaging in publication design research, industry and competition research and demographic research. B.H. Capital Limited is an entity whose principal and sole owner is George Lovato, Jr., our chairman, CEO and president.

      We are a multi-media publishing company. Our primary business is the publication and sale of audio books, print books and electronic books, which account for approximately 50% of our revenue. Through the Web sites that we own and operate, consumers are offered approximately 500,000 multi-media products. Some of these are our own publications while others are available through access to Ingram Book Company inventory and order processing arrangements along with access to other wholesalers and retailers described below in the section “Audio Books.”

      We publish books in a variety of genres, including mysteries, westerns, business development, personal development, spiritual and children’s literature. We also sell textbooks, music, jewelry and artwork, but these items only account for approximately one percent of our revenue.

      We sell our products that we currently distribute to consumers primarily through traditional book wholesale and retail distribution channels, telemarketing, and through the Internet, using a series of linked Web sites. Although each individual, freestanding Web site is specifically designed for the sale of a highly defined group of products, the Web sites are identified by a common denominator, the word “Americana,” and each Web site offers a link to our other Web sites. We currently maintain four linked Web sites: americanabooks.com, americanasongs.com, americanatextbooks.com and americanaartmart.com. We believe that this interlinked website design encourages customers to visit the linked sites, increasing the possibility of sales, and further allows each individual site to be registered with various Internet search engines, resulting in the possibility of increased traffic. We also publish a catalog of our audio books, which is continually mailed to potential wholesale book buyers, bookstores and libraries.

      Our wholly-owned subsidiary, Corporate Media Group, Inc., packages, duplicates, replicates and fulfills orders for audio cassettes, VHS tapes, CDs and DVDs for sale to distributors, wholesalers, retailers and the general public. Corporate Media Group, Inc. also provides studio space for pre- and post-production audio and video recording. Corporate Media Group, Inc. provides its duplication services in video, print and CD media both to our company and third party customers. These services are provided in part by Corporate Media Group, Inc. in house and also through subcontracting the work through other manufacturers; however, at the present time, all of these services are outsourced to reduce operating costs. Corporate Media Group, Inc. has a return for refund and/or exchange policy for defective materials manufactured by it.

      During the year ended December 31, 2001, nearly 82% of our sales were generated by five customers. The loss of any of these customers would adversely affect our financial condition. Additionally, Corporate Media Group, Inc. purchases nearly 25% of its supplies from DXB, Inc. The loss of DXB, Inc. as a supplier could disrupt Corporate Media Group's operations.

     Audio Books

      Currently, we offer approximately 65 audio book titles, and have recently acquired over 200 additional titles as a result of purchasing audio masters and finished inventory produced by Sunset Productions, Inc. which are available for sale on our Web site americanabooks.com. Our audio books are currently published on audio tapes, though we have published one audio book in CD format, and we intend to increase our production of audio books in CD format. Consumers who visit the Web site can listen to a two-minute sample of many of our audio books. We have also published an “Audio Book Sampler Tape” that highlights the first two minutes of thirty of our audio books, enabling a listener to get a flavor for the books and our packaging. Unlike many other audio book publishers, we do not use cardboard packaging, but a more durable packaging, which we believe differentiates our product. In June 2001 we received an award from the Audio Publishing Association as the “Best New Audio Book Publisher for 2001.” Additionally, one of our audio book narrators, Charlie O’Dowd, received a “Golden Headset” award from Audioworld as the “Best Abridged Reader of the Year.”

      We sell our audio books to approximately 17,000 retail stores and approximately 15,000 libraries, as well as to large truck stop distributors such as BARJAN, KSG and Audio Adventures. We have also established accounts to include database and order processing agreements with Baker and Taylor, Advanced Marketing Services, Ingram Book Company, Anderson News Company, Books-A-Million/ American Wholesale Book Company, Barnes and Noble, BJ’s, Brodart Company, Hastings, Lodes Tone, Penton Overseas, Professional Media and Recorded Books. We believe that the quality and quantity of these retailers serves to enhance our sales.

     Print Books

      During 2001, we published our first print book, entitled “The Cowboy,” a children’s book that includes both a print book and an audio tape. In January 2002, we introduced four additional print titles, “The Killing Cards,” “Ground Lions,” “Beloved Leah” and “It Is I Joseph.” We expect to introduce a total of approximately ten print titles during 2002. We expect to sell our print books by including them in the Ingram Book Company inventory of available books along with our own internet marketing.

     Electronic Books

      As of the date of this prospectus, we have not yet published any electronic books, though we currently have 12 e-books prepared for publication. We are developing software that should be completed in July 2002 which will enable us to make these e-books available for sale and download.

Competition

      Currently, amazon.com and barnesandnoble.com dominate the sale of multimedia publications over the Internet. We believe that price, rather than speed of delivery or product availability, sets the parameters for competition between these two retailers. Their Web sites emphasize products by popular, well-known authors, rather than lesser known authors.

      At this time, we are not a significant competitive presence in the book publishing and selling industry. We believe that there are more than 150 companies that produce and distribute products similar to ours, some of whom may have significantly greater resources than we do. We are seeking to raise our profile in the industry in a number of ways, by giving higher visibility to lesser known authors, designing our Web sites to make searching for products easy and quick, and providing speedy delivery and competitive prices whenever possible. Additionally, we are seeking niche markets; for example, we have produced an audio drama of the NIV New Testament, which we intend to make available for rent or purchase at truck stops. We also publish “series” works, which we believe are popular with audio book customers, including works by Elaine Viets, Leslie Glass, Cynthia Davis and Lou Campanozzi.

      We have a trademark on the name “Americana Publishing, Inc.” in the State of New Mexico that expires in February 2009. Further, we obtain copyrights on all produced materials.

      Consultants

      In January 1999, we entered into an ongoing consulting agreement with B.H. Capital Limited, an entity wholly owned and controlled by George Lovato, Jr., our chairman, president and CEO. Pursuant to the agreement, B.H. Capital Limited will provide services relating to, among other things, marketing strategy, budgeting and finding credit sources. For more information regarding the terms of the consulting agreement, see “Certain Transactions.”

      In March 2002, we entered into a six month management and consulting agreement with Levari Associates, Inc. Pursuant to the agreement, Levari Associates, Inc. agreed to, among other things, perform the following services on a best efforts basis:

  identify partners and financiers;

  assist with internal processes, corporate structure and employment policies;

  create new distribution channels;

  identify a Web development firm to redesign our Web site and retain a media company to develop our logo and brand identify an investor relations firm.

In consideration for these services, we agreed to issue to Levari & Associates, Inc. 600,000 shares of our common stock and options to purchase 100,000 shares of common stock at an exercise price of $0.30 per share. We also agreed to register with the SEC the 600,000 shares of common stock and the 100,000 shares of common stock issuable upon exercise of the options.

      In March 2002, we entered into a one year product shipping consulting agreement with Blue Chip Allied, Ltd. Pursuant to the agreement, Blue Chip Allied, Ltd. agreed to render, on a best efforts basis, advice and assistance in connection with, among other things:

  freight bill audit, payment and reporting services;

  pre-audit and post-audit services;

  international and domestic traffic management;

  invoice audit, payment and reporting services;

  loss and damage claim services;

  logistics software; and

  customs compliance.

In consideration for these services, we agreed to issue to Blue Chip Allied, Ltd. 530,000 shares of our common stock. We also agreed to register with the SEC such shares of common stock.

      In March 2002, we entered into a one year product market intelligence consulting agreement with Consolidated Research. Pursuant to the agreement, Consolidated Research agreed to render, on a best efforts basis, advice and assistance in connection with, among other things demographic research, test marketing, modeling and market research.

      In consideration for these services, we agreed to issue Consolidated Research 740,000 shares of our common stock. We also agreed to register with the SEC such shares of common stock.

      In March 2002, we entered into a six month Web and media consulting agreement with Mayflower Media, Inc. Pursuant to the agreement, Mayflower Media, Inc. agreed to render, among other things, the following services:

  Web site design and development;

  development and execution of our internet and media strategy; and

  design and production of media and investor packets.

In consideration for these services, we agreed to issue to Mayflower Media, Inc. 435,000 shares of our common stock and three year options to purchase 150,000 shares of common stock at an exercise price of $0.40 per share. We also agreed to register with the SEC the 435,000 shares of common stock and the 150,000 shares of common stock issuable upon exercise of the options.

Employees

      As of the date of this prospectus, we employ eight full-time employees, and our wholly-owned subsidiary, Corporate Media Group, Inc., presently employs two full-time employees.

Property

      We sublet our principal executive offices for a term of four years, which term expires on December 31, 2002. These premises are sublet from George Lovato, Jr., our chairman, CEO and president, and B.H. Capital Limited, an entity in which Mr. Lovato is the principal and sole owner.

      We lease an additional 4,100 square feet of office and warehouse space for a term of four years, which term expires on January 4, 2004. These premises are leased from George Lovato, Jr., our chairman, CEO and president, and Tierra Americana Real Estate, LLC, an entity in which Mr. Lovato is the principal and sole owner.

      Our wholly-owned subsidiary, Corporate Media Group, Inc., occupies approximately 45,000 square feet in a facility in Cleveland, Tennessee. These premises are leased for a term of ten years, which expires on July 31, 2011, from Richard Durand, our director, and Susan Durand, a director of Corporate Media Group, Inc. Susan Durand is Mr. Durand’s wife.

Legal Proceedings

         We are co-defendants with Corporate Media Group, Inc. in a lawsuit commenced in May 2002 by Digitone Graphics in the Court of General Sessions, Hamilton County, Tennessee. Digitone Graphics has alleged that we owe approximately $9,900 for materials purchased from and services performed by them.

         Corporate Media Group, Inc. and Susan Durand, a director of Corporate Media Group, are co-defendants in a lawsuit commenced on May 2002, by First Tennessee Bank in the Circuit Court of Bradley County, Tennessee. First Tennessee Bank is seeking damages of approximately $38,900 with respect to an overdrawn account.

         We are co-defendants with Corporate Media Group, Inc. in a lawsuit commenced on May 2002, by Eva-Tone, Inc. in the Circuit Court of Bradley County, Tennessee. Eva-Tone, Inc. is seeking damages of $26,350 with respect to an account for merchandise that is delinquent.

         Corporate Media Group, Inc. is a defendant in a lawsuit filed in June 23, 1997 by Cinram, Inc. in the U.S. District Court for the Southern District of Indiana, Indianapolis District. Cinram, Inc. enforced an agreed judgment entered in July 2001 against Corporate Media Group, Inc. for approximately $245,000 obtained by Cinram, Inc. upon the default by Corporate Media Group, Inc. of a settlement agreement with Cinram, Inc. In connection with the judgment, as of April 2002, Cinram, Inc. seized approximately $100,000 from Corporate Media Group, Inc. Corporate Media Group, Inc. owes approximately $170,000 to Cinram, Inc. in connection with the judgment.

      From time to time, we may be named as a party in various claims and legal proceedings, which arise out of the normal course of our business.

MANAGEMENT

      As of the date of this prospectus, these individuals serve as either our directors, executive officers, and/or advisors or consultants to our board of directors:

Name	Age	Position

George Lovato, Jr.	45	Chairman, CEO and President
Don White	50	Chief Financial Officer, Vice President and Director
Dr. David Poling	72	Vice President and Director
Jay Simon	43	Secretary-Treasurer and Director
Jerome Ruther	67	Director
Richard D. Durand	48	President, CEO and Director of Corporate Media Group, Inc.

      All of the directors hold office until the next annual meeting of our shareholders, or until their successors are duly elected and qualified. Our officers are appointed by the board of directors at the first meeting of the board of directors after the annual meeting of our shareholders, and such officers hold office until their death, or until their resignation or removal.

      Mr. Simon is Mr. Lovato's brother-in-law. There are no other family relationships among our officers and directors.

George Lovato, Jr.

      Mr. Lovato is our founder, and has been our chairman, CEO and president, and a member of our board of directors, since our inception in 1997. Over the past 15 years, Mr. Lovato has acquired extensive management experience with start-up companies, corporate finance, international trade relations, strategic planning, sales and marketing development, and computer system and software development. Mr. Lovato has rendered services to companies engaged in business management, public relations, advertising, corporate finance, agriculture, automotive industry consulting, travel, auto rental and leasing, and insurance. Mr. Lovato is the principal and sole owner of B.H. Capital Limited, a merchant banking and corporate finance consulting company headquartered in Albuquerque, New Mexico, with branch offices in Houston, Texas and New York, New York. Mr. Lovato founded B.H. Capital in 1988. Mr. Lovato is also the principal and sole owner of Tierra American Real Estate LLC, a real estate holding company.

Don White

      Mr. White serves as our vice president and a member of our board of directors, and has held these positions since our inception in 1997. Mr. White has also served as our chief financial officer since December 1998. Mr. White is a CPA in Houston, Texas, and has operated an accounting practice for over 20 years. He currently advises us on general financial matters and corporate development, oversees the audit and acquisition committees of the board of directors, and in general fulfills the duties and responsibilities, as necessary, of a chief financial officer. Mr. White is a graduate of Sam Houston State University.

Dr. David Poling

      Dr. Poling serves as our vice president and a member of our board of directors, and has held these positions since our inception in 1997. From 1995 to 2000, Dr. Poling served as the chairman of Sierra Publishing Group. Dr. Poling has authored numerous books and is a columnist in a nationally syndicated newspaper. He was also formerly in charge of The Christian Herald, a monthly publication with a circulation of 500,000. Dr. Poling is president of The Family Bookshelf, the largest religious book club in the United States. Dr. Poling is a Presbyterian clergyman, and has received degrees from the College of Wooster (Ohio), and Yale University.

Jay Simon

      Mr. Simon serves as our Secretary-Treasurer, and a member of our board of directors, and has held these positions since our inception in 1997. Since 1984, Mr. Simon has been employed by Syncor International Corporation, a nuclear pharmaceutical company, where he is presently the director of International business development. Mr. Simon received a Bachelor of Science degree in Pharmacy from the University of New Mexico.

Jerome Ruther

      Mr. Ruther has served as a member of our board of directors since January 2001. Mr. Ruther has business experience with various media and real estate development businesses. From 1990 to 2000, Mr. Ruther was the controlling shareholder and financial and administrative officer of Sunset Productions, Inc., an audio book publishing company. Mr. Ruther received a degree in accounting and a law degree from Northwestern University, and practiced law for over 20 years.

Richard D. Durand

      Mr. Durand founded Corporate Media Group, Inc. in 1994 and has served as its president and CEO since its inception. Mr. Durand has previously served as a member of our board of directors from July 2001 until July 1, 2002. Mr. Durand has worked in the multimedia industry since 1979.

Limitation on Liability and Indemnification Matters

      We are organized under the laws of the State of Colorado. Article 109 of the Colorado Business Corporation Act, as well as our articles of incorporations and bylaws, provide for the indemnification of directors and officers against certain liabilities. Pursuant to our articles of incorporation and bylaws, our officers and directors are indemnified against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to any of these foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

      The following table shows the compensation paid during the last three fiscal years with respect to:

•	our chairman, president and CEO,

•	our four most highly compensated executive officers other than our chairman, president and CEO serving at the end of our fiscal year ended December 31, 2001, whose annual salary and bonus exceeded $100,000, and

      These individuals are collectively referred to as the “named executive officers.”

				Restricted Stock	Secs. Underlying
Name	Position	Year	Salary ($)	Awards($)	Options(#)	Other ($)

George Lovato, Jr.	Chairman, CEO	2001	$141,000	$264,000	200,000	-0-
	& President	2000	$147,000	$280,000	-0-	-0-
		1999	$81,000	-0-	300,000	-0-

Jay Simon	Secretary	2001	-0-	$138,000	200,000	-0-
	Treasurer &	2000	-0-	$50,000	-0-	-0-
	Director	1999	-0-	-0-	300,000	-0-

David Poling	Vice President	2001	-0-	$94,000	200,000	-0-
	and Director	2000	-0-	$150,000	-0-	-0-
		1999	-0-	$75,000	300,000	-0-

Jerome Ruther	Director	2001	$15,000	$205,000	200,000	-0-
		2000	-0-	45,000	-0-	$-0-

Don White	Vice President	2001	$22,500	$329,000	200,000	-0-
	and Director	2000	-0-	-0-	-0-	-0-
		1999	-0-	-0-	300,000	-0-

         Restricted stock awards to our officers include, among other things, stock grants in lieu of cash salary payable to such persons.

         George Lovato, Jr. is employed pursuant to an employment agreement, dated as of January 1, 1999. The term of the agreement was for one year and it automatically renewed for an additional period of three years. Mr. Lovato is required to devote the time necessary to the affairs of our company, but is permitted to engage in other business activities related or unrelated to the our company. Mr. Lovato devotes nearly 100% of his business time to the affairs of our company. Pursuant to the agreement, we have agreed to pay to Mr. Lovato an annual salary equal to the greater of $250,000 or five percent of our gross sales, payable in equal monthly installments, plus five weeks paid vacation. In the event Mr. Lovato is unable to perform his duties because of illness or incapacity, we are not permitted to terminate the employment agreement and we are obligated to continue to pay Mr. Lovato the compensation payable to him under the agreement. We may terminate the agreement, for cause, upon 12 months written notice to Mr. Lovato. During the 12-month notice period, Mr. Lovato may continue to perform his duties and will be paid the full compensation payable to him under the agreement. Upon the date of termination for cause, we are obligated to pay to Mr. Lovato a severance allowance of a minimum of $250,000, payable in 12 equal monthly installments. We may terminate the employment agreement upon 90 days written notice to Mr. Lovato upon the consummation of certain events that include, among other things, the sale of substantially all our assets, a merger with another entity or if we seek protection under bankruptcy laws. In the event that we terminate the employment agreement for such reasons, we are obligated to pay to Mr. Lovato a minimum of $500,000, payable over two years in equal monthly installments. Additionally, upon 12 months notice, Mr. Lovato may terminate the agreement without cause. In such event, we are obligated to pay to Mr. Lovato a severance allowance of a minimum of $250,000, payable in 12 equal monthly installments. Further, if Mr. Lovato dies during the term of his employment, we are obligated to pay $500,000 to his estate, payable in equal monthly installments. Mr. Lovato has not taken a salary since February 2002.

         Don White is employed pursuant to an employment agreement, dated as of November 1, 1999. The term of the agreement was for one year and it automatically renewed for an additional period of three years. Mr. White is required to devote the time necessary to the affairs of our company, but is permitted to engage in other business activities related or unrelated to the our company. Mr. White devotes approximately 50% of his business time to the affairs of our company. Pursuant to the agreement, we have agreed to pay to Mr. White $36,000 per year, payable in equal monthly installments, plus five weeks paid vacation. In the event of Mr. White is unable to perform his duties because of illness or incapacity, we are not permitted to terminate the employment agreement and we are obligated to continue to pay Mr. White the compensation payable to him under the agreement. We may terminate the agreement, for cause, upon 12 months written notice to Mr. White. During the 12-month notice period, Mr. White may continue to perform his duties and will be paid the full compensation payable to him under the agreement. Upon the date of termination for cause, we are obligated to pay to Mr. White a severance allowance of a minimum of $250,000, payable in 12 equal monthly installments. We may terminate the employment agreement upon 90 days written notice to Mr. White upon, among other things, the sale of substantially all our assets, a merger with another entity or if we seek protection under bankruptcy laws. In the event that we terminate the employment agreement for such reasons, we are obligated to pay to Mr. White a minimum of $500,000, payable over two years in equal monthly installments. Additionally, Mr. White may terminate the agreement without cause. In such event, we are obligated to pay to Mr. White a severance allowance of a minimum of $250,000, payable in 12 equal monthly installments. Mr. White has not taken a salary since February 2002.

          Richard D. Durand is employed as the president of Corporate Media Group, Inc. pursuant to an employment agreement, dated as of July 16, 2001. In consideration for his services, we have agreed to pay to Mr. Durand an annual salary equal to $160,000, to be paid in equal monthly installments. Additionally, the agreement provides for grants of up to 1,000,000 shares of our common stock as a performance incentive in the event that Corporate Media Group, Inc. meets certain enumerated performance goals through the year ended December 31, 2004. These events include, among other things, a grant of a grant of 250,000 shares of common stock in the event that Corporate Media Group, Inc. achieves $1,000,000 net profit before tax for the year ended December 31, 2002. Each year, Mr. Durand is entitled to receive a portion of any stock incentive grant equal to the pro rata portion of the performance goal Corporate Media Group, Inc. meets for such year. Additionally, pursuant to the terms of the agreement, we have agreed to reimburse Mr. Durand for an aggregate of $166,000 in loans Mr. Durand made to, credit card expenses incurred on behalf of, Corporate Media Group, Inc., and we agreed to transfer title of a truck owned by Corporate Media Group, Inc. to Mr. Durand.

     Dr. Poling devotes approximately 20% of his business time to the affairs of our company.

     Jerome Ruther receives $2,500 per month for consulting services rendered by him to us relating to our set-up and development of our audio book division. At the request of the board of directors, he has agreed to forego salary for the calendar year 2002.

      During the fiscal year ended December 31, 2001, no stock appreciation rights were granted to, or exercised by, any named executive officer, nor did any named executive officer hold any unexercised stock appreciation rights as of December 31, 2001.

      Directors do not currently receive any form of cash compensation for their participation on our board of directors.

Option Grants In 2001

         The following table sets forth certain information concerning the grant of stock options in 2001 to each of the named executive officers.

	Number of	Percentage to Total	Exercise Price
	Securities Underlying	Options Granted to	during 2002
Name	Options Granted	Employees in 2001	($/Share)*	Expiration Date

George Lovato, Jr.	200,000	20%	$0.40	December 31, 2003

Jay Simon	200,000	20%	$0.40	December 31, 2003

David Poling	200,000	20%	$0.40	December 31, 2003

Jerome Ruther	200,000	20%	$0.40	December 31, 2003

Don White	200,000	20%	$0.40	December 31, 2003

*	The exercise price for the options was $0.30 during the year ended December 31, 2001, and increases by $0.10 in each successive year.

Aggregate Option Exercises in 2001 and 2001 Year-End Option Values

         The following table sets forth certain information concerning the named executive officers with respect to the number of shares covered by exercisable and unexercisable stock options at December 31, 2001. None of the options listed below were “in-the-money” based on the closing price of our common stock of $0.08 as reported by the over-the-counter electronic bulletin board on July 2, 2002. No options were exercised by the named executive officers in 2001.

Number of Securities
Underlying Unexercised
Name	Options at Fiscal Year-End

Exercisable/Unexercisable

George Lovato, Jr.	500,000/0

Jay Simon	500,000/0

David Poling	200,000/0

Jerome Ruther	200,000/0

Don White	500,000/0

Stock Option Plan

         In June 2000, we adopted the 2000 Stock Purchase and Option Plan, referred to as the 2000 Plan. The 2000 Plan will expire in June 2010, unless terminated earlier by our board of directors at their discretion. The 2000 Plan provides for the grant of options to purchase shares of our common stock, including:

•	incentive stock options, as defined by Section 422 of the Internal Revenue Code, that may be granted solely to employees, including officers,

•	non-qualified stock options, being stock options other than incentive stock options, that may be granted to employees, including officers, and

•	non-employee directors and individuals with whom we have consulting agreements.

         Share Reserve. We authorized the issuance of 5,000,000 shares of our common stock pursuant to the 2000 Plan. As of June 30, 2002, we have granted options to purchase approximately 1,159,000 shares of our common stock under the 2000 Plan. Shares subject to awards under the 2000 Plan that have expired or otherwise terminated without having been exercised in full again become available for the grant of awards under the 2000 Plan. Shares issued under the 2000 Plan may be previously unissued shares or reacquired shares of common stock.

         Awards. Stock options may be granted under the 2000 Plan to our employees, non-employee directors and individuals with whom we have consulting agreements. The stock options granted will be either incentive stock options or non-qualified stock options.

         An incentive stock option is a stock option that has met the requirements of Section 422 of the Internal Revenue Code and, except as set forth below, must be granted with an exercise price of at least 100% of the fair market value at the date of grant.

         No incentive stock option, and, prior to our stock being publicly traded, no non-qualified stock option, may be granted to any person, who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of our company or any affiliate, unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

         Plan Administration. The 2000 Plan is administered by our board of directors. Our board of directors interprets all questions relating to the 2000 Plan and its decisions are final and binding on all participants. Any determination by a majority of the members of the board of directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole board of directors. Under the 2000 Plan, the board of directors may, at any time or from time to time, appoint a committee of at least two members of the board of directors and delegate to the committee the authority of the board of directors to administer the 2000 Plan. Upon such appointment and delegation, such committee shall have all the powers, privileges and duties of the board of directors, and shall be substituted for the board of directors, in the administration of the 2000 Plan, subject to certain limitations.

CERTAIN TRANSACTIONS

         On January 1, 1999, we entered into a corporate finance consulting agreement with B.H. Capital Limited, an entity wholly owned and controlled by George Lovato, Jr., our chairman, president and CEO. Pursuant to the agreement, B.H. Capital Limited will provide services relating to, among other things, marketing, strategy budgeting and will assist us in finding credit resources. We have agreed to pay to B.H. Capital Limited, among other things:

•	a monthly fee of $3,000 for the first three years of the agreement;

•	all out-of-pocket expenses;

•	a finder’s fee equal to one percent of the gross amount of, among other things, any line of credit or credit facility;

•	a one and one-half page of advertising space in our publications “Americana Corporate Finance Reporter;”

•	$150 an hour for travel time.

The consulting agreement contemplates an ongoing relationship between the parties, subject to the termination by either party. The consulting agreement is terminable by B.H. Capital Limited upon 10-days written notice and is terminable by our company upon 120 days advance written notice; provided, however, we may continue to be obligated to pay to B.H. Capital certain fees subject to certain conditions. B.H. Capital Limited also provides the services of one part-time employee at no extra costs to us. This employee works between 20 and 40 hours a month on the affairs of our company.

         On January 1, 1999, we entered into a four-year office sublease with Mr. Lovato and B.H. Capital Limited, pursuant to which we sublet our principal executive offices. Pursuant to terms of the sublease, we pay $3,000 a month to Mr. Lovato and B.H. Capital Limited. Either party may terminate the sublease 10 days after written notice to the other party of such other party’s default of the terms of the lease. We are not current in our obligations under the sublease.

         B.H. Capital Limited also provide the services of one part-time employee at no extra costs to us. This employee works between 20 and 40 hours a month on the affairs of our company.

         On January 4, 2000, we entered into a four-year office lease for approximately 4,100 square feet of warehouse space with Mr. Lovato and Tierra American Real Estate, LLC, an entity wholly owned and controlled by Mr. Lovato. Pursuant to the terms and conditions of the lease, we paid to Mr. Lovato and Tiera Americana Real Estate LLC $2,000 per month for the first year of the lease. Such monthly lease payment shall increase by $1,000 during each successive year of the lease. Either party may terminate the sublease 10 days after written notice to the other party of such other party’s default of the terms of the lease.

         In August 2001, Corporate Media Group, Inc. entered into a lease for an approximately 45,000 square foot facility with Richard Durand, our director, and Susan Durand, Mr. Durand’s wife. Mr. and Mrs. Durand are both directors of Corporate Media Group. The lease is for a term of 10 years and expires on July 31, 2011. The monthly rent on this facility is presently $23,000.

         During the year ended December 31, 2001, we issued non-interest bearing demand notes payable to Richard D. Durand, one of our directors, in the aggregate principal amount of $98,000. We issued the notes to Mr. Durand as part of the consideration for our acquisition of Corporate Media Group, Inc. and represent funds advanced by Mr. Durand to such company before the acquisition. As of June 30, 2002, approximately $48,000 of the principal amount of the note remains unpaid.

         From September 2001 to December 2001, we issued to the following list of officers, directors and/or principal stockholders convertible notes in the principal amounts set forth next to each person’s name. The notes are for a term of one year and bear interest at a rate of 30% per annum, payable monthly and are convertible into shares of our common stock at a conversion price that ranges from $0.05 to $0.10 per share. The notes are also secured, in each case, by the amount of our common stock as set forth in the table below:

	Aggregate Principal	Shares Securing
Name	Amount of Notes	Payment

Don White	$10,000	100,000

Jerome Ruther	$300,000	1,500,000

Lowell Fixler	$75,000	375,000

         In April 2002, we issued to Jerome Ruther 250,000 shares of our common stock, valued at $0.27 per share in consideration for audio book inventory we purchased from him.

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of July 10, 2002 by:

•	all persons who are beneficial owners of five percent or more of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

      Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.

      Applicable percentage ownership in the following table is based on 26,284,394 shares of common stock outstanding as of June 30, 2002.

      Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 10, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

      The following table sets forth the stock ownership of:

•	each person known by us, as of the date of this Prospectus, to be the beneficial owner of five percent (5%) or more of our common stock;

•	each director, individually; and

•	our executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown, unless otherwise indicated.

		Percent
Beneficial Owner & Address	Shares Owned	of Class

George Lovato, Jr.	4,704,000	17.6%
12310 Claremont NE Albuquerque, NM 87112
Don White	2,208,000	8.6%
8106 Devonwood Houston, TX 77070
David Poling	1,162,300	4.4%
3616 San Rio Place NW Albuquerque, NM 87107
Jay Simon	910,000	3.4%
5528 E. Cheryl Drive Paradise Valley, AZ 85253
Jerome Ruther	7,670,000	23.6%
1208 North Summit Dr. Santa Fe, NM 87501
Lowell Fixler	4,231,000	15.0%
1081 Sheridan Road Highland Park, IL 60035
Executive Officers and Directors as a Group (four members)	16,754,300	48.9%

         The shares owned by Mr. Lovato include 500,000 shares of common stock issuable upon exercise of immediately exercisable options, and 250,000 shares of common stock and 300,000 shares of common stock issuable upon immediately exercisable options owned by Mr. Lovato’s mother. Mr. Lovato disclaims beneficial ownership of the shares beneficially owned by his mother.

         The shares owned by Mr. White include 500,000 shares of common stock issuable upon exercise of immediately exercisable options and 100,000 shares of common stock issuable upon conversion of a convertible promissory note.

         The shares owned by Mr. Poling include 200,000 shares of common stock issuable upon exercise of immediately exercisable options.

         The shares owned by Mr. Simon include 500,000 shares of common stock issuable upon exercise of immediately exercisable options and 10,000 shares of common stock owned by Mr. Simon’s son.

         The shares owned by Mr. Ruther include 200,000 shares of common stock issuable upon exercise of immediately exercisable options, 6,000,000 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock owned by Mr. Ruther’s daughter.

         The shares owned by Mr. Fixler include 2,000,000 shares of common stock issuable upon conversion of a convertible promissory note and an aggregate of 236,000 owned by Mr. Fixler’s children and grandchildren.

SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the selling stockholders. The number of shares of common stock that may actually be sold by the selling stockholders will be determined by the selling stockholders, and may depend upon a number of factors, including, among other things, the market price of our common stock.

      The table below summarizes information concerning the beneficial ownership of common stock of the selling stockholders as of the date of this prospectus. All information concerning beneficial ownership has been furnished by the selling stockholders. The amounts listed as the percentage of common stock owned after the offering assumes that all of the shares offered by the selling stockholders pursuant to this prospectus are sold.

      The selling stockholders provided us with all information with respect to their share ownership. Because the selling stockholders may sell all, part or none of their shares, we are unable to estimate the number of shares that will be held by any selling stockholders upon resale of shares of common stock being registered.

We have, therefore, assumed for the purposes of this prospectus that the selling stockholders other than the officers and directors will sell all of the shares being offered pursuant to this prospectus. None of the selling stockholders have a material relationship with our company or any of our predecessors or affiliates. As of June 30, 2002, there were 26,284,394 shares of common stock outstanding.

	# of Shares		# of Shares	% of Class
Name and Address of	Owned Before	# of Shares	Owned After	Owned After
Beneficial Owner	the Offering	Offered	the Offering	the Offering

Pete I. Saiz	30,000	30,000	0	0
Alan Leszinske	40,000	40,000	0	0
Brian and Janice Beck	20,000	20,000	0	0
William J. Spicer	40,000	40,000	0	0
Patrick Chapman	100,000	100,000	0	0
Brad Day	20,000	20,000	0	0
Tony Medrano	20,000	20,000	0	0
Gordon Rowe	70,000	20,000	50,000	*
Thomas Rau	20,000	20,000	0	0
Arline M. Goodney	86,666	66,666	20,000	*
John David Schneider	20,000	20,000	0	0
George Sulima	20,000	20,000	0	0
William Robertson	40,000	40,000	0	0
Gerald Anderson	50,000	40,000	10,000	*
Gilbert Blea	26,666	26,666	0	0
Anthony Broy	2,000,000	2,000,000	0	0
FCIM, Inc.	293,334	293,334	0	0
Karim Amiryani	200,000	200,000	0	0
Douglas W. Jordan, CPA, Defined Benefit Pension Plan	150,000	150,000	0	0
Douglas W. Jordan	100,000	100,000	0	0
Norman Ross	50,000	50,000	0	0
Tel-Pro Marketing, Inc.	200,000	200,000	0	0
Gulf Coast Advisors, Ltd.	7,317,073	7,317,073	0	0
BG Holdings, LLC	21,951,220	21,951,220	0	0
Toscana Group, Inc.	6,700,000	6,200,000	500,000	1.5%
Levari Associates, Inc.	700,000	700,000	0	0
Consolidated Research Corporation	740,000	740,000	0	0
Blue Chip Allied Ltd.	530,000	530,000	0	0
Mayflower Media, Inc.	585,000	585,000	0	0
Forrest Carlton	245,000	245,000	0	0

*	Represents less than one percent.

         The shares owned by Pete I. Saiz include 15,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 25, 2004.

         The shares owned by Alan Leszinske include 20,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on December 21, 2003.

         The shares owned by Brian and Janice Beck include 10,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on February 13, 2004.

         The shares owned by William J. Spicer include 20,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 16, 2004.

         The shares owned by Patrick Chapman include 50,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on February 8, 2004.

         The shares owned by Brad Day include 10,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 12, 2004.

         The shares owned by Tony Medrano include 10,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 16, 2004.

         The shares owned by Gordon Rowe include 10,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 11, 2004.

         The shares owned by Thomas Rau include 10,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 23, 2004.

         The shares owned by Arline M. Goodney include 33,333 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on February 11, 2004.

         The shares owned by John David Schneider include 10,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on February 8, 2004.

         The shares owned by George Sulima include 10,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 11, 2004.

         The shares owned by William Robertson include 20,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 9, 2004.

         The shares owned by Gerald Anderson include 20,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 10, 2004.

         The shares owned by Gilbert Blea include 13,333 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on January 11, 2004.

         The shares owned by Anthony Broy include 1,000,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.40 per share and expire on February 14, 2004.

         Ezzat Jallad is the principal and control person of FCIM, Inc.

         The shares owned by Karim Amiryani include 100,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.15 per share and expire on April 4, 2004.

         The shares owned by Douglas W. Jordan, CPA, Defined Benefit Pension Plan include 75,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.15 per share and expire on March 7, 2004.

         The shares owned by Douglas W. Jordan include 50,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.15 per share and expire on March 7, 2004.

         The shares owned by Norman Ross include 25,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.15 per share and expire on March 12, 2004.

         The shares owned by Tel Pro Marketing, Inc. include 100,000 shares of our common stock issuable upon the exercise of immediately exercisable options. Such options are exercisable at $0.15 per share and expire on March 5, 2004. Russ Colby is the principal and control person of Tel-Pro Marketing, Inc.

         The shares being registered on behalf of Gulf Coast Advisors, Ltd. include 813,008 shares of our common stock issuable upon conversion of debentures, 813,008 shares of our common stock issuable upon exercise of Class A warrants and 4,065,041 shares of our common stock issuable upon exercise of Class B warrants, plus an indeterminate amount of additional shares of our common stock that is issuable upon conversion of the debentures or exercise of the warrants in the event of an adjustment of such debentures and warrants for, among other things, stock splits, dividends and similar transactions. Pursuant to the terms and conditions of a registration rights agreement with Gulf Coast Advisors, Ltd. we have agreed to register an amount of common stock on behalf of Gulf Coast Advisors Ltd. that is equivalent to 200% of the number of shares of our common stock issuable upon conversion of the debentures and upon exercise of the Class A warrants, and 100% of the shares of common stock issuable upon exercise of Class B warrants. For more information regarding the terms and conditions relating to the issuance of debentures, Class A warrants and Class B warrants, see “Description of Securities.”

         The shares being registered on behalf of BG Holdings, LLC include 2,439,024 shares of our common stock issuable upon conversion of debentures, 2,439,024 shares of our common stock issuable upon exercise of Class A warrants and 12,195,122 shares of our common stock issuable upon exercise of Class B warrants, plus an indeterminate amount of additional shares of our common stock that is issuable upon conversion of the debentures or exercise of the warrants in the event of an adjustment of such debentures and warrants for, among other things, stock splits, dividends and similar transactions. Pursuant to the terms and conditions of a registration rights agreement with BG Holdings, LLC we have agreed to register an amount of common stock on behalf of Gulf Coast Advisors that is equivalent to 200% of the number of shares of our common stock issuable upon conversion of the debentures and upon exercise of the Class A warrants, and 100% of the shares of common stock issuable upon exercise of Class B warrants. For more information regarding the terms and conditions relating to the issuance of debentures, Class A warrants and Class B warrants, see “Description of Securities.”

         The shares being registered on behalf of Toscana Group, Inc. include 200,000 shares of immediately exercisable Class A warrants and an indeterminate number of shares of common stock issuable upon exercise of Class B warrants. Pursuant to a financing agreement with Toscana Group, Inc., we have agreed to issue to Toscana Group, Inc. options to purchase five shares of our common stock for every dollar of financing we raise, including funds we receive upon the exercise of convertible securities, that are attributable introductions made to us by Toscana Group, Inc. For the purposes of this prospectus and pursuant to the terms of a registration rights agreement included as part of the financing agreement, we have based the number of shares of our common stock issuable upon exercise of Class B warrants on an assumed amount of aggregate gross proceeds from financing of $1,200,000. Toscana Group, Inc.

      Under the terms of the debentures and warrants issued to BG Holdings, LLC, Gulf Coast Advisors, Ltd., and Toscana Group, Inc., the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants, would not exceed 4.9% of the then-outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Accordingly, the number of shares of common stock set forth in the table for BG Holdings, Gulf Coast and Toscana Group exceeds the number of shares of common stock that such selling security holders could beneficially own at any given time through its ownership of the debentures and/or the warrants. In that regard, the beneficial ownership of the common stock by the selling security holder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

      The shares owned by Levari Associates, Inc. include 100,000 shares of our common stock issuable upon exercise of immediately exercisable options.

      The shares owned by Mayflower Media, Inc. include 150,000 shares of our common stock issuable upon exercise of immediately exercisable options.

      Mr. Carlton is an employee of our company.

PLAN OF DISTRIBUTION

      The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

      We are required to pay all fees and expenses incident to the registration of the shares being registered herein, including fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify certain of the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Effect of Penny-Stock Regulations

      As long as our common stock is not quoted on Nasdaq, or at any time that we have less than $2 million in net tangible assets, trading in our common stock is covered by Rule 15g-9 under the Securities Exchange Act of 1934, as amended, for non-Nasdaq and non-exchange listed securities. Under that rule, broker-dealers who recommend covered securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser, and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least

$5.00 per share. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on Nasdaq and an equity security issued by an issuer that has net tangible assets of at least $2 million, if such issuer has been in continuous operation for three years, or net tangible assets of at least $5 million, if such issuer has been in continuous operation for less than three years, or average revenue of at least $6 million for the preceding three years. Unless such an exemption is available, the regulations require the delivery of a disclosure schedule explaining the penny stock market and the risks associated therewith prior to any transaction involving a penny stock. Our common stock is presently subject to the regulations on penny stocks, which could have a material adverse effect on the market liquidity for the common stock, due to these limitations on the ability of broker-dealers to sell the common stock in the public market.

DESCRIPTION OF SECURITIES

Preferred and Common Stock

      Our authorized capital stock at June 30, 2002 consists of 100,000,000 shares of common stock, par value $.001 per share and 20,000,000 shares of preferred stock, no par value per share. As of July 10, 2002, there were issued and outstanding 26,284,394 shares of common stock which were held by approximately 145 holders of record, and no shares of preferred stock outstanding. All outstanding shares of common stock are fully paid and nonassessable. Holders of the common stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors, and the holders of the common stock presently possess exclusively all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. The holders of our common stock are entitled to such dividends as may be declared from time to time by the board of directors from funds available therefor, and upon liquidation they are entitled to receive pro rata all assets available for distribution to such holders. The holders of our common stock have no preemptive rights.

      Our certificate of incorporation and our bylaws do not contain any provision that would delay, defer or prevent a change in control.

      Approximately 9,390,000 of the 26,284,394 shares of the common stock outstanding as of July 10, 2002 are subject to the limitations of Rule 144 promulgated under the Securities Act of 1933, and 2,287,647 shares are freely trading. In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who holds shares of restricted securities as to which a minimum of one year has elapsed since the latter of the date of acquisition from the issuer or from an affiliate of the issuer, and any person who is an “affiliate” as that term is defined under the Securities Act of 1933, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of the common stock during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the issuer. Under Rule 144, however, a person who holds restricted securities as to which a minimum of two years has elapsed since their acquisition from the issuer or an affiliate of the issuer and who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell such shares without regard to the volume, manner of sale and certain other limitations contained in Rule 144.

12% Senior Secured Debentures, Class A Warrants, and Class B Warrants

      We signed a securities purchase agreement, dated as of April 1, 2002 with BG Holdings, LLC, or BG Holdings, and Gulf Coast Advisors, Ltd., or Gulf Coast. Pursuant to such agreement, BG Holdings and Gulf Coast agreed to purchase an aggregate of $200,000 in principal amount of our 12% senior secured convertible debentures, which mature April 1, 2003. Together with such debentures, BG Holdings and Gulf Coast were also issued Class A warrants and Class B warrants. The first $100,000 in aggregate principal amount of our 12% senior secured convertible debentures were issued to BG Holdings and Gulf Coast upon execution of the securities purchase agreement, and the second $100,000 in aggregate principal amount of our 12% senior secured convertible debentures will be issued to BG Holdings and Gulf Coast upon the effectiveness of the registration statement of which this prospectus forms a part.

      The debentures bear interest at the annual rate of 12%, payable quarterly in cash or in shares of our common stock, at the discretion of the holders. If the holders elect to receive interest in the form of common stock, the number of shares of common stock to be received shall be based on the amount of the interest payment, including penalty interest, if any, divided by the conversion price, as such discussed below. In the event we fail to pay any quarterly interest payment on the date such payment is due, the interest payable on the principal amount of the debentures and on all accrued and unpaid interest shall be 18%, or the penalty interest rate, until all accrued interest, including penalty interest, shall have been paid in full.

      We may redeem, upon 180 calendar days’ notice to the holders, each of the debentures prior to maturity at 140% of the outstanding principal amount of the debentures, in addition to any unpaid interest and any default and penalty payments due.

      BG Holdings and Gulf Coast have the right to immediately convert debentures into shares of our common stock. The conversion price for the debentures is equal to 50% of the lesser of the average of the three lowest closing bid prices per share for our common stock, as reported on the over-the-counter electronic bulletin board, or such other public market that our common stock is then traded on, during either: the 30 trading days prior to the closing, or the 30 trading days prior to the date of conversion of all or any part of the debentures. The conversion price was $0.0615, based on a closing date of April 1, 2002.

      We granted a security interest to BG Holdings and Gulf Coast in order to induce them to purchase the debentures. This security interest represents a first priority security interest in and lien on all of our right, title and interest in and to all of our real, tangible and intangible property owned by us now or in the future, of every kind and description, and wherever located, and the proceeds, products and accessions of and to any such assets, including insurance proceeds, with the exception of a certain factoring lien and certain liens securing leased property. If we were to default on the debentures, BG Holdings and Gulf Coast would have the right to take possession of the collateral and dispose of it to the extent necessary to satisfy our obligations under the debentures and the related securities purchase agreement; they would also have the right to operate our company as necessary to accomplish the foregoing.

      The Class A warrants issued to each of BG Holdings and Gulf Coast pursuant to the securities purchase agreement have a term that expires on April 1, 2009. The Class A warrants are exercisable into an amount of our common stock that is equal to the quotient of the principal amount of each debenture divided by its conversion price. BG Holdings and Gulf Coast have sole discretion with respect to when and if they choose to exercise any of these warrants prior to expiration. The exercise price of the Class A warrants shall be an amount equal to 50% of the lesser of the average of the lowest three closing bid prices of our common stock as reported by the over-the-counter electronic bulletin board or such other exchange where our common stock is then trading during the 30 trading days prior to closing, or the 30 trading days immediately prior to the date or dates all or any portion of the warrants are exercised. The Class A warrants contain a cashless exercise feature, allowing the holders to surrender Class A warrants in payment of the exercise price for other Class A warrants.

      The Class B warrants issued to each of BG Holdings and Gulf Coast pursuant to the securities purchase agreement have a term that expires two years after the effective date of the registration statement registering the common stock issuable upon exercise of such warrants, which is the registration statement related to this prospectus. The Class B warrants are exercisable into an amount of our common stock equal to five times the quotient of the principal amount of each debenture divided by its conversion price. BG Holdings and Gulf Coast have sole discretion with respect to when and if they choose to exercise any of these warrants prior to expiration. The purchase price under the Class B warrants shall be an amount equal to the lesser of 105% of the average of the lowest three closing bid prices of our common stock as reported by the over-the-counter bulletin board or such other exchange where our common stock is then trading during the 30 trading days prior to closing, or 50% of average of the lowest three closing bid prices of our common stock as reported by the over-the-counter electronic bulletin board or such other exchange where our common stock is trading during the 30 trading days immediately prior to the date or dates all or any portion of the warrants are exercised. The Class B warrants do not contain a cashless exercise feature.

         In connection with the purchase agreement, we entered into an escrow agreement, the terms of which provide that BG Holdings and Gulf Coast shall deposit the $200,000 purchase price for the 12% senior secured convertible debentures with Bondy & Schloss LLP, as escrow agent, and we shall deposit with the escrow agent the debentures, the warrants and that number of shares representing 200% of the maximum number of shares of our common stock issuable upon the conversion of the debentures and the exercise of the Class A warrants, and 100% of the number of shares underlying the Class B warrants.

         In April 2002, upon the escrow agent’s receipt of the first $100,000, the escrow agent delivered debentures and warrants to BG Holdings and Gulf Coast and the escrow agent transferred the $100,000 to us pursuant to our instructions. Upon the effective date of the registration statement, of which this prospectus is a part, BG Holdings and Gulf Coast shall deliver the second tranche of $100,000 to the escrow agent. Upon wiring the $100,000 to us, the escrow agent will deliver the remaining debentures and warrants to BG Holdings and Gulf Coast.

         Furthermore, in order to facilitate the issuance of shares to BG Holdings and Gulf Coast upon conversion of the debentures and exercise of the warrants, upon the effectiveness of the registration statement, we shall deliver 29,268,295 shares of our common stock to the escrow agent representing shares underlying the debentures and warrants. Additionally, we are required to, at all times, maintain the escrow account with that number of shares equal to 200% of the maximum number of shares of our common stock underlying the debentures and the Class A warrants and 100% of the number of shares underlying the Class B warrants. The escrow agreement shall remain in effect until all the shares issuable upon conversion of the debentures and exercise of the warrants are issued.

         In connection with the financing by Gulf Coast Advisors, Ltd. and BG Holdings, LLC, on April 1, 2002, our officers and directors all entered into lock-up agreements. Pursuant to the lock-up agreements, our officers and directors agreed, subject to specified exceptions, not to directly or indirectly, offer, sell, contract to sell, pledge, hypothecate or otherwise dispose of any common stock beneficially owned by them for a period of six months. However, each officer or director may, during such six month period, sell up to one percent of the issued and outstanding shares of our common stock during any three month period; provided, however that the number of shares to be sold in that period does not exceed the lessor of: 100,000 shares per officer or director; or that number of shares which equals 15% of the trading volume of our common stock, in the aggregate, for all officers and directors as a group for the three months preceding any such sale. For the purposes of the lock-up period, the number of issued and outstanding shares shall be 19,810,060. After the initial six month lock-up period, the sale of our common stock by our officers and directors shall be subject to an additional lock-up period of 18 months pursuant to which their sales shall be limited to the volume limitations of Rule 144(e) of the Securities Act of 1933, as amended.

      In connection with the securities purchase agreement entered into with BG Holdings and Gulf Coast, we had entered into a finder’s fee agreement with Toscana Group, Inc. on March 26, 2002, pursuant to which we agreed to issue to Toscana Group Class A warrants exercisable into 200,000 shares of our common stock, and Class B warrants, in an amount equal to five shares of our common stock for every dollar received by us from investors introduced to us by Toscana Group, Inc. including, without limitation, BG Holdings and Gulf Coast, up to $1,200,000, or 6,000,000 shares of our common stock. The exercise price of Toscana’s Class A warrants is the lesser of the average of the lowest three trading prices during the 30 trading days immediately prior to the date of the warrants discounted by 50% or the average of the lowest three trading days immediately prior to the exercise date, discounted by 50%. The exercise price of Toscana’s Class B Warrants is the lesser of 105% of the average lowest three trading prices during the 30 trading days immediately prior to the closing date relating to BG Holdings and Gulf Coast’s warrants, or the average of the lowest three trading prices immediately prior to the exercise date, discounted by 50%. Toscana’s Class A Warrants have a cashless exercise feature, while their Class B Warrants do not. In connection with the finder’s fee agreement, we also entered into an escrow agreement whereby we have deposited 6,200,000 shares of our common stock with Bondy & Schloss LLP as escrow agent. These shares were deposited into escrow to facilitate the exercise of the warrants by Toscana. Bondy & Schloss LLP shall receive $500 per transaction relating to the escrowed shares which such fees shall be deducted from the exercise price of the warrants.

      We have agreed to register shares of our common stock issuable upon the conversion of the debentures issued, and issuable, to BG Holdings and Gulf Coast, and the common stock issuable upon exercise of the Class A Warrants and Class B Warrants issued, and issuable, to BG Holdings, Gulf Coast and Toscana. We may be required to register additional shares of our common stock in addition to those registered hereunder if the conversion price and/or the exercise price related to each of the debentures, Class A Warrants and Class B Warrants decreases substantially.

10% Convertible Promissory Notes and Warrants

      In March 2002, we signed a note and warrant purchase agreement with certain third party investors in connection with a private offering of one-year, 10% convertible promissory notes and warrants. Pursuant to the notes, we shall pay interest in arrears on the maturity date of the notes in cash or in shares of our common stock at the discretion of the holder of the note. In the event we fail to pay the principal amount of the note plus any accrued and unpaid interest on the note by the maturity date, interest shall accrue at the rate of 15% per annum until all outstanding principal and any accrued interest has been paid in full. The notes are immediately convertible into shares of our common stock. The conversion price for the notes is $0.10 per share. However, should we at any time during the 18-month period after the issuance of the notes issue any additional shares of our common stock at a price per share less than $0.10, the conversion price shall be reduced to pursuant to the anti-dilutions provisions provided in the notes.

      Together with the notes, each investor was issued warrants to purchase shares of our common stock. The warrants expire on March 5, 2004 and the exercise price per share is $0.15.

      The purchase agreement also provides that if we fail to close an acquisition of all or substantially all of the assets, or fail to acquire greater than 50% of the outstanding capital stock of Universal Printing & Publishing, Inc. and New Territories, Inc. within one year from the date of the note and warrant purchase agreement, then we shall issue, pro rata to the investors, 500,000 shares of our common stock for each failed acquisition. To date, we have not closed an acquisition of, or acquired 50% of the capital stock of, either of Universal Printing & Publishing, Inc. or New Territories, Inc.

      The purchase agreement further provides that we shall issue to a person to be designated by FMIC, Inc., the finder in connection with the private offering, a warrant to purchase 200,000 shares of our common stock at an exercise price of $0.30 per share. FMIC, Inc. has not yet identified the individual to whom we shall issue this warrant. Additionally, if each investor elects to convert the note and fully exercises their warrants and if the individual designated by FMIC, Inc. exercises his warrant, then, upon such events, the individual named by FMIC, Inc. shall be elected by our board of directors to fill a vacancy existing on our board of directors.

      The purchase agreement also contains provisions requiring us to issue shares of our common stock to the investors if our stock price drops by certain increments. This provision initially takes effect if our stock price drops below $0.10 per share for seven consecutive trading days. After this initial price drop, if our stock price drops by an increment of at least $0.01 for a period of seven consecutive trading days, we are obligated to issue to the investors additional shares of our common stock. After this second price drop, if our stock price drops by any amount for seven consecutive trading days, then upon each such drop that lasts for seven consecutive trading days, we are obligated to issue to the investors additional shares of our common stock.

MARKET FOR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

      Our common stock is traded on the over-the-counter electronic bulletin board, under the symbol “APBH.” It commenced trading on November 8, 1999.

      The following table represents the closing high and low bid information for sales of our common stock during the last two fiscal years. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

	High	Low

2000
First Quarter	$3.56	$3.00
Second Quarter	$3.38	$2.81
Third Quarter	$3.19	$1.31
Fourth Quarter	$2.00	$0.38
2001
First Quarter	$0.63	$0.28
Second Quarter	$0.50	$0.22
Third Quarter	$0.55	$0.32
Fourth Quarter	$0.54	$0.18
2002
First Quarter	$0.27	$0.12
Second Quarter	$0.52	$0.09

      As of December 31, 2001, we had approximately 145 holders of record of our common stock, according to National Stock Transfer Company, the transfer agent for our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      As of December 12, 2001, our board of directors elected to appoint Singer Lewak Greenbaum and Goldstein LLP of Los Angeles, California, as our independent auditors and determined not to reappoint Null Lairson. The report of Null Lairson on the financial statements as of and for the fiscal year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years preceding such change in accountants and any subsequent interim period preceding such change in accountants, there were no disagreements with Null Lairson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor were there any other events that required reporting under SEC regulations.

LEGAL MATTERS

      The validity of the issuance of the shares being offered hereby will be passed upon for us by Forrest Carlton, Esq., Albuquerque, New Mexico. On or before the date of this prospectus, Mr. Carlton will be issued 245,000 of shares of our common stock in consideration for legal services rendered to us. Mr. Carlton is a selling stockholder listed in this prospectus and an employee of our company.

EXPERTS

      Our consolidated financial statements as of December 31, 2001 have been included herein in reliance upon the report of Singer Lewak Greenbaum and Goldstein LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing. Our consolidated financial statements as of December 30, 2000 have been included herein in reliance upon the report of Null Lairson CPA, PC, independent auditors, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form SB-2 with the SEC for our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated herein by for the copies of the actual contract, agreement or other document. Following this offering we will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

      You can read our SEC filings, including the registration statement, over the internet at the SEC’s Web site, located at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

AMERICANA PUBLISHING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2002 (Unaudited)

March 31,
2002

(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$33,302
Accounts receivable, less allowance for doubtful accounts of $69,093 (unaudited)	158,318
Accounts receivable — factored	523,629
Inventory	183,715
Prepaid and other current assets	2,234

Total Current Assets	901,198
Property and Equipment, net	1,818,146

TOTAL ASSETS	$2,719,344

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities
Book overdraft	$80,495
Line of credit	201,249
Accounts payable	2,817,284
Accrued expenses	171,700
Note payable — factor	523,629
Notes payable — related party	159,897
Convertible debt — related parties	372,500
Current portion of capital lease obligations	215,534

Total current liabilities	4,452,288
Capital lease obligations, less current portion	214,655

Total liabilities	4,756,943

Commitments and Contingencies
Shareholder’s deficit
Preferred stock, no par 20,000,000 shares authorized; 0 (unaudited) shares issued and outstanding	—
Common stock, $0.001 par value 100,000,000 shares authorized; 19,959,394 (unaudited) shares issued and outstanding	19,960
Additional paid-in capital	9,388,276
Accumulated deficit	(11,445,835)

Total shareholder’s deficit	(2,037,599)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$2,719,344

See Accompanying Notes to Financial Statements.

AMERICANA PUBLISHING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2002	March 31, 2001

	(Unaudited)	(Unaudited)
Revenues	$697,101	$94,811
Cost of goods sold	475,160	30,428

Gross profit	221,941	64,383

Operating expenses
Compensation expense	713,823	458,423
Depreciation and amortization	127,268	30,763
Selling, general, and administrative	557,996	59,489

Total operating expenses	1,399,087	548,675

Loss from operations	(1,177,146)	(484,292)

Other Income (Expense)
Other Income	4,422	—
Interest Expense	(22,956)	—
Interest Income	—	129

Total Other Income (Expense)	(18,534)	129

Net (Loss)	$(1,195,680)	$(484,163)

Basic and Diluted loss per share	$(0.07)	$(0.05)

Basic and Diluted weighted-average shares outstanding	16,600,958	8,893,952

See Accompanying Notes to Financial Statements.

AMERICANA PUBLISHING, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2002	March 31, 2001

Cash Flows From Operating Activities:
Net Loss	$(1,195,680)	$(484,163)
Adjustments to Reconcile Net Loss
To Net Cash used in operating activities
Depreciation and amortization	127,267	30,762
Capital Transactions	—	373,402
Allowance for doubtful accounts	(29,407)	—
Issuance of Common Stock to outside consultants in exchange for services rendered	7,280	—
Issuance of Common Stock to employees and members of the Board of Directors for services rendered	520,257	—
(Increase) Decrease in Accounts Receivable	(75,399)	(33,496)
(Increase) Decrease Prepaid expenses and other assets	3,500	5,483
Increase (Decrease) in Accounts Payable	181,294	(460)
(Increase) Decrease in Inventory	205,813	(6,141)
Increase (decrease) in Accrued expenses	43,991	—

Net Cash Used In Operating Activities	(211,084)	(114,612)

Cash Flows From Investing Activities:
Purchase of Property and Equipment	—	(19,148)
Sale of Marketable Securities	—	25,000

Net Cash provided by Investing Activities	—	5,852

Cash Flows From Financing Activities:
Increase in book overdraft	24,247	—
Net payments on line of credit	(2,200)	—
Proceeds from notes payable	76,500	—
Payments on notes payable	(28,000)	—
Payments on Capitalization lease obligations	(48,619)	—
Proceeds From Sale of Common Stock	174,250	112,500

Net Cash Provided by Financing Activities	196,178	112,500

Net Increase (Decrease) in Cash and Cash Equivalents	(14,906)	3,740
Cash and Cash Equivalents at Beginning of Period	48,208	20,027

Cash and Cash Equivalents at End of Period	$33,302	$23,767

Supplemental disclosures of cash flow information
Interest Paid	$19,956	$—

Income Tax paid	$—	$—

See Accompanying Notes to Financial Statements.

AMERICANA PUBLISHING, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1.     Basis of Presentation

      The unaudited internal condensed financial statements and related notes have been prepared by Americana Publishing, Inc. (the “Company”), and not subject to an audit pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2002 and for all periods presented, have been made. Certain reclassifications have been made to the prior year to conform with the current years presentation.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these condensed financial statements be read in conjunction with the Company’s audited financial statements and notes thereto for the fiscal year ended December 31, 2001. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the operating results for the full year.

Note 2.     Going Concern

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the year ended December 31, 2001 and the three months ended March 31, 2002, the company incurred losses of $5,775,333 and $1,195,680, respectively. In addition to, as of March 31, 2002, its total current liabilities exceeded its current assets by $2,037,599, and its shareholders’ deficit was $2,037,599. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

Note 3.     Recently Issued Accounting Pronouncements

      In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections.” SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will not be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

Note 4.     Liquidity

      The Company has historically financed its operation’s through the sale of common stock. The proceeds were used for start-up activities including website development as well as other start-up activities. The Company’s revenues have average $232,367 per month for 2002. This revenue has not been adequate to cover current monthly cash expenditures thus requiring the Company to raise additional capital infusions to support operations. Currently management believes revenues will increase to adequate levels to support cash expenditures. In addition management has implemented a plan to lower cash expenditures and is actively pursuing additional capital infusions. There is no assurance that adequate revenues will be achieved to support operations, however, management believes it will be able to raise additional capital, lower cash expenditures or a combination of both to maintain operations for the next twelve months.

AMERICANA PUBLISHING, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) — (Continued)

      The Company will require future financing in various forms. The Company proposes to finance working capital timing differences with an asset-based line of credit. Capital improvements should be financed by intermediate-term debt. The Company is not in possession of any commercial bank commitment letters or a letter of intent from a capable underwriter at this time.

Note 5.     Stock Transactions

      During the first three months of 2002 the Company issued 3,711,158 shares of common stock to various employees and consultants. The fair value of this stock was booked as compensation expense and consulting expense.

      During the first three months of 2002 the Company sold 1,611,666 of common shares for $174,250 under regulation 4(2). Regulation 4(2) provides for the sale of restricted shares of common stock without the preparation of a prospectus. The share offered in the first quarter cannot be sold for a period of one year.

Note 6.     Subsequent Events

      On April 1, 2002 the company acquired Audio Book inventory and Master’s of Sunset Publications from an individual in exchange for 250,000 shares of Restricted Common Stock of Americana Publishing, Inc.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders

Americana Publishing, Inc. and subsidiary

      We have audited the accompanying consolidated balance sheet of Americana Publishing, Inc. and subsidiary as of December 31, 2001, and the related consolidated statements of operations, shareholder’s equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Americana Publishing, Inc. and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, and its total current liabilities exceed its total current assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/	SINGER LEWAK GREENBAUM AND GOLDSTEIN LLP

Los Angeles, CA

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors Americana Publishing, Inc.

Albuquerque, New Mexico

      We have audited the accompanying statements of operations, shareholder’s deficit, and cash flows of Americana Publishing, Inc. for the year ended December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Americana Publishing, Inc.’s operations and its cash flows for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

NULL LAIRSON CPA, PC
Houston, TX

March 29, 2001

AMERICANA PUBLISHING, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

As of December 31, 2001

2001

ASSETS
Current Assets
Cash and cash equivalents	$48,208
Accounts Receivable, less allowance for doubtful accounts of $98,500	53,512
Accounts Receivable — factored	702,075
Inventory	389,528
Prepaid and other current assets	5,734
Total Current Assets	1,199,057
Property and Equipment, net	1,945,413

TOTAL ASSETS	$3,144,470

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities
Book overdraft	$56,248
Line of Credit	203,449
Accounts Payable	2,635,990
Accrued expenses	127,709
Note Payable — factor	702,075
Notes payable — related party	96,397
Convertible debt — related parties	387,500
Current portion of capital lease obligations	200,629

Total current liabilities	4,409,997
Capital lease obligations, less current portion	278,179

Total liabilities	4,688,176
Commitments and Contingencies
Shareholder’s deficit
Preferred stock, no par 20,000,000 shares authorized no shares issued and outstanding	—
Common stock, $0.001 par value 100,000,000 shares authorized	—
14,636,570 shares issued and outstanding	14,637
Additional Paid-In Capital	8,691,812
Accumulated deficit	(10,250,155)

Total shareholder’s deficit	(1,543,706)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$3,144,470

The Accompanying Notes are an Integrated Part of these Financial Statements.

AMERICANA PUBLISHING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ending	Year Ending
	December 31, 2001	December 31, 2000

Revenues	$2,450,971	$56,727
Cost of goods sold	1,981,098	47,781

Gross Profit	469,873	8,946

Operating Expenses
Compensation	3,531,159	1,685,302
Depreciation and Amortization	250,794	66,242
Selling, general, and administrative	804,547	506,630
Impairment of goodwill	905,733	—
Impairment of audio production costs	188,215	—

Total Operating Expenses	5,680.448	2,258,174

Loss from operations	(5,210,575)	(2,249,228)
Other income (expense)
Loss on sale of automobile	(16,838)	—
Financing expense related to convertible debt	(385,000)	—
Other expense	(24,252)	—
Interest expense	(138,996)	(375)
Interest Income	328	11,166

Total other income (expense)	(564,758)	10,791

Net Loss	$(5,775,333)	$(2,238,437)

Basic and diluted loss per share	$(0.52)	$(0.41)

Basic and diluted weighted-average shares outstanding	11,159,259	5,483,141

The Accompanying Notes are an Integrated Part of these Financial Statements

AMERICANA PUBLISHING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY (DEFICIT)

For the Years Ended December 31, 2000
and December 31, 2001

	Common Stock		Additional
			Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance December 31, 1999	4,283,250	$4,283	$3,043,648	$(2,236,385)	$811,546
Issuance of common stock in exchange for cash	655,000	655	651,845		652,500
Exercise of stock options	600,000	600	144,400		145,000
Issuance of common stock to outside consultants in exchange for services rendered	201,000	201	201,299		201,500
Issuance of common stock to employees and members of the Board of Directors for services rendered	1,773,000	1,773	674,327		676,100
Issuance of common stock in exchange for book inventory rights and audio equipment	310,146	310	310,936		311,246
Stock option expense			95,770		95,770
Net Loss				(2,238,437)	(2,238,437)

Balance, December 31, 2000	7,822,396	$7,822	$5,122,225	$(4,474,822)	$665,225

Issuance of common stock in exchange for cash	837,647	838	174,162		175,000
Issuance of common stock in exchange for book rights	10,000	10	1,490		1,500
Issuance of common stock for acquisition of CMG	1,017,827	1,018	406,113		407,131
Issuance of common stock to outside consultants in exchange for services rendered	1,331,500	1,332	429,383		430,715
Issuance of common stock to employees and members of the Board of Directors for services rendered	3,659,200	3,659	1,459,951		1,463,610
Compensation expense to members of the Board of Directors relating to stock options granted below the fair market value			461,250		461,250
Compensation expense to non-employees relating to stock options granted below the fair market value			294,196		294,196
Financing expense relating to beneficial conversion feature			385,000		385,000
Cancellation of common stock issued to employees	(42,000)	(42)	(41,958)		(42,000)
Net Loss				(5,775,333)	(5,775,333)

Balance, December 31, 2001	14,636,570	$14,637	$8,691,812	$(10,250,155)	$(1,543,706)

AMERICANA PUBLISHING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended	Year Ended
	December 31, 2001	December 31,2000

Cash Flows From Operating Activities:
Net Loss	$(5,775,333)	$(2,238,437)
Adjustments to Reconcile Net Loss to net cash used in operating activities
Depreciation and amortization	250,794	66,242
Allowance for doubtful accounts	96,000	189,530
Issuance of common stock to outside consultants in exchange for services rendered	430,715	—
Issuance of common stock to employees and members of the Board of Directors in exchange for services rendered	1,463,610	973,370
Compensation expense to members of the Board of Directors relating to stock options granted below the fair market value	461,250	—
Compensation expense to non-employees for stock options issued below the fair market value	294,196	—
Cancellation of common stock issued to employees	(42,000)	—
Impairment of goodwill	905,733	—
Impairment of audit production costs	188,215	—
Financing expense related to convertible debt	385,000	—
Loss on sale of automobile	16,838
(Increase) Decrease in
Accounts Receivables	134,305	(23,855)
Inventory	2,760	(20,227)
Prepaid and other current assets	51,262	(48,795)
Income tax receivable	249,300	—
Audio Production costs	(30,071)	—
Increase in
Accounts Payable	48,310	—
Accrued expenses	99,458	67,375

Net Cash used in operating activities	(769,658)	(1,034,797)

Cash Flows from Investing Activities Proceeds from sale of marketable securities	—	169,370
Proceeds from certificate of deposit	30,000	—
Purchase of property and equipment	(11,734)	(220,422)

Net Cash provided (used in) Investing Activities	18,266	(51,052)

Cash Flows From Financing Activities:
Increase in book overdraft	56,248	—
Net payments on line of credit	(96,174)	—
Proceeds from notes payable	467,675	—
Borrowings from notes payable	(9,287)	—
Payments on capitalized lease obligations	(90,956)	—
Proceeds from sale of common stock	175,000	797,500

Net cash provided by Financing Activities	502,506	797,500

Net Decrease in Cash and Cash Equivalents	(248,886)	(288,349)

Cash acquired in acquisition of CMG	277,067	—
Cash and Cash Equivalents, Beginning of year	20,027	308,376

Cash and Cash Equivalents, End of year	$48,208	$20,027

Supplemental Disclosures of cash flow information
Interest Paid	$135,996	$—

Income Taxes Paid	$—	—

Supplemental Schedule of Non-Cash Investing and Financing Activities

During the year ended December 31, 2001, the Company received book rights valued at $1,500 in exchange for the issuance of 10,000 shares of common stock.

During the year ended December 31, 2001, the Company acquired CMG in exchange for 1,017,827 shares of common stock valued at $407,131.

During the year ended December 31, 2000, the Company received property and equipment valued at $311,246 in exchange for the issuance of 310,146 shares of common stock.

Americana Publishing, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2001

NOTE 1 — ORGANIZATION AND LINE OF BUSINESS

General

Americana Publishing, Inc. (“API”) was organized as a Colorado corporation on April 17, 1997 for the purpose of publishing books, audio books, and periodicals, and to utilize the Internet as its primary distribution channel to prospective customers. In addition, API will utilize the latest technology to download audio files directly to customers who desire to purchase books and music and other audio materials immediately.

Corporate Media Group, Inc.

On July 15, 2001, API acquired certain assets and liabilities of Corporate Media Group, Inc. (“CMG”). The purchase price was $407,131, which was paid by issuing 1,017,827 shares of API’s common stock. API recorded $905,733 in excess of cost over fair value of net assets acquired, identified as goodwill. The acquisition was accounted for by the purchase method. On December 31, 2001, it was determined the goodwill was impaired; therefore, the full amount of goodwill was written off, which is included in the statement of operations for the year ended December 31, 2001.

For financial statement purposes, the acquisition occurred on August 1, 2001. The assets acquired were as follows:

Cash	$277,067

Accounts receivable	259,570

Inventory	371,961

Income tax receivable	249,300

Property and equipment	1,827,541

Liabilities assumed	(3,484,041)

Excess of cost over fair value	905,733

Total	$407,131

CMG provides an array of services, including audio and video duplication, packaging, fulfillment, storage, and marketing, to various customers throughout the nation.

NOTE 2 — GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended December 31, 2001 and 2000, the Company (as defined in Note 3) incurred losses of $5,775,333 and $2,238,437, respectively. In addition, as of December 31, 2001, its total current liabilities exceeded its total current assets by $3,210,940, and its shareholders’ deficit was $1,543,706. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

Recovery of the Company’s assets is dependent upon future events, the outcome of which is indeterminable. The Company’s attainment of profitable operations is

NOTE 2 — GOING CONCERN (Cont’d)

dependent upon the Company obtaining adequate debt and equity financing and achieving a level of sales adequate to support the Company’s cost structure. Management plans to raise additional equity capital, continue to develop its products, and look for acquisition candidates.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of API and its wholly owned subsidiary, CMG (collectively, the “Company”). All significant inter-company accounts and transactions are eliminated in consolidation.

Development Stage Enterprise

During the year ended December 31, 2001, the Company ceased to be a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company’s planned principal operations have commenced, and there have been revenues from those operations.

Revenue Recognition

Revenue from sales of services is recognized when the service is performed and billable.

Comprehensive Income

The Company utilizes SFAS No. 130, “Reporting Comprehensive Income.” This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company’s financial statements since the Company did not have any of the items of comprehensive income in any period presented.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Inventory

Inventory, consisting principally of videocassettes, is valued at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. During the year ended December 31, 2000, a portion of the property and equipment was contributed to the Company by the Company’s Chairman/majority shareholder in exchange for common stock. This contributed property and equipment are carried at the contributor’s cost basis. Depreciation and

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Property and Equipment (Cont’d)

amortization are provided using the straight-line method over estimated useful lives as follows:

Production equipment	7 years

Database and circulation list	5 years

Computer equipment	5 years

Vehicles	5 years

Office furniture and fixtures	5 – 7 years

Web site development	5 years

Assets under capital leases	3 – 6 years

Leasehold improvements	estimated useful life or lease term, whichever is shorter

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for line of credit, note payable — factor, notes payable — related parties, convertible debt — related parties, and capital lease obligations also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net loss and loss per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB No. 25.

Advertising Expense

The Company expenses advertising in the period the service was incurred. For the years ended December 31, 2001 and 2000, advertising expense was approximately $26,000 and $58,000, respectively.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Loss Per Share

The Company utilizes SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. The Company does not have any common stock equivalents.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Risk

Revenue from sales of services to related parties was 18% for the year ended December 31, 2000. During the year ended December 31, 2001, the Company had net sales to five major customers that represented 26%, 18%, 16%, 12%, and 11% of net sales.

Recently Issued Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations.” This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, “Business Combinations,” and SFAS No. 38, “Accounting for Pre-Acquisition Contingencies of Purchased Enterprises.” All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.

In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets.” This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, “Intangible Assets.” It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. The Company does not expect adoption of SFAS No. 142 to have a material impact, if any, on its financial position or results of operations.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Recently Issued Accounting Pronouncements (Cont’d)

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” the accounting and reporting provisions of APB No. 30, “Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions,” for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, “Financial Statements,” to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2001 consisted of the following:

Production equipment	$276,591

Database and circulation list	239,314

Computer equipment	130,722

Vehicles	70,974

Office furniture and fixtures	337,166

Web site development	44,663

Assets under capital leases	448,479

Leasehold improvements	701,561

Other	31,324

2,280,794

Less accumulated depreciation and amortization	335,381

Total	$1,945,413

Depreciation and amortization expense was $250,794 and $66,242 for the years ended December 31, 2001 and 2000, respectively.

NOTE 5 — LINE OF CREDIT

The Company maintained a line of credit with a financial institution that allowed it to borrow a maximum of $210,090. Advances on the line of credit bear interest at 8.25% per annum, which is payable on a monthly basis. The line of credit is secured by accounts receivable and inventory and matured on April 1, 2002. The bank has not renewed the line of credit. As of December 31, 2001, the outstanding balance under the line of credit was $203,449.

NOTE 6 — NOTES PAYABLE — RELATED PARTIES

At December 31, 2001, the Company maintained notes payable to certain officers of the Company, which are payable upon demand and are non-interest-bearing. As of December 31, 2001, the amounts due aggregated to $96,397.

NOTE 7 — CONVERTIBLE DEBT — RELATED PARTIES

The Company issued convertible debt, as summarized below, payable to various individuals, which is convertible at the option of the holder into the Company’s common stock. Interest at 30% per annum is payable on a monthly basis. If the note holders elect to convert their debt into common stock, the conversion prices range from $0.05 to $0.10 per share. There were not any conversions to common stock during the year ended December 31, 2001.

The terms associated with each series for the year ended December 31 are as follows:

30% notes, due September 2002, convertible at $0.05 per share, and secured by 750,000 shares of restricted common stock	$150,000

30% notes, due October 2002, convertible at $0.05 per share, and secured by 500,000 shares of restricted common stock	100,000

30% notes, due November 2002, convertible at $0.05 per share, and secured by 500,000 shares of restricted common stock	102,500

30% notes, due December 2002, convertible at $0.05 per share, and secured by 125,000 shares of restricted common stock	25,000

30% notes, due December 2002, convertible at $0.10 per share, and secured by 300,000 shares of restricted common stock	10,000

Total	$387,500

In accordance with generally accepted accounting principles, the discount on the conversion feature of the above notes arising from the conversion feature is considered to be interest expense and is recognized in the statement of operations during the period from the issuance of the debt to the time at which the debt becomes convertible. The Company recorded a conversion feature of $385,000. Since the debt was immediately convertible, the $385,000 was recognized in the statement of operations during the year ended December 31, 2001.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its office facilities from two different related parties under operating lease agreements, which require monthly payments of $4,000 and $23,000 and expire in December 2003 and July 2011, respectively. The Company also leases production equipment under capital lease agreements. These leases have initial terms generally ranging from three to seven years and require a fixed monthly payment.

Future minimum payments under these operating and capital lease agreements at December 31, 2001 were as follows:

NOTE 8 — COMMITMENTS AND CONTINGENCIES (Cont’d)

Leases

Year Ending	Operating	Capital
December 31,	Leases	Leases

2002	$324,000	$265,136

2003	336,000	183,586

2004	276,000	100,367

2005	276,000	4,228

2006	276,000	—

Thereafter	1,265,000	—

	$2,753,000	553,317

Less amount representing interest		74,509

		478,808

Less current portion		200,629

Long-term portion		$278,179

Rent expense was $145,000 and $28,000 for the years ended December 31, 2001 and 2000, respectively.

Financial Consulting Agreement

On January 1, 1999, the Company entered into a non-cancelable, Corporate Financial Consulting Agreement with its Chairman/majority shareholder. The agreement calls for the Company to pay the related party a monthly fee of $3,000 for a period of five years in consideration for the related party providing general assistance in identifying credit/capital resources as well as providing office, personnel, and facilities to the Company.

In addition, the agreement calls for the Company to pay the related party a 1% success fee for any gross amount of debt financing or net worth of any entity merged or acquired on behalf of the Company by the related party and a 1% renewal fee of the amount of such financial arrangements for a period of five years. Management believes that the monthly fee approximates the value of these services had the Company obtained these services from an unrelated party.

Employment Agreement

On January 1, 1999, the Company entered into an employment agreement with its Chairman/majority shareholder. Under the terms of the agreement, the employee receives a salary of $250,000 per year or 5% of gross revenue of the Company, whichever is greater. The Company may not terminate the agreement for any reason as it relates to the employee’s disability, illness, or incapacity. Should the employee die during the term of employment, the Company will pay the employee’s estate $500,000 in 50 monthly installments of $10,000. Subject to certain events, including the sale of substantially all of the Company’s assets to a single purchaser or bankruptcy, the Company may terminate the agreement upon 90 days’ written notice and pay the employee $500,000 in 12 consecutive monthly installments.

With cause, the Company may terminate the agreement with 12 months’ written notice. During the notice period, the employee will be paid full compensation and receive a severance allowance of $250,000 in 12 consecutive monthly installments beginning on the date of termination. Without cause, the employee may terminate employment upon 12 months’ written notice to the Company. During the notice period, the employee may be required to perform his duties and will be paid his full compensation up to the termination date and will receive a severance allowance of $250,000, which will be paid in 12 equal and consecutive monthly installments beginning on the date of termination.

This employee received common stock in lieu of $101,000 in cash compensation during the year ended December 31, 2000

NOTE 8 — COMMITMENTS AND CONTINGENCIES (Cont’d)

Factoring Agreements

In February 1999, the Company entered into a factoring agreement without recourse that provides all eligible accounts receivable to be factored at a discount of 12%. In addition, during the year ended December 31, 1999, the Company issued 50,000 shares of restricted common stock to the factoring company, which is owned by a shareholder of the Company. The agreement is secured by all accounts receivable and inventory. Furthermore, the Chairman/majority shareholder guarantees 20% of the outstanding balance. Either party can cancel this agreement with 30 days’ notice.

In April 2001, the Company entered into a factoring agreement with recourse that provides all eligible accounts receivable to be factored at a discount of 12% up to a maximum of $2,000,000. In addition, the Company is required to pay a service charge of 3% on each invoice factored. These amounts are guaranteed by an officer of CMG. As of December 31, 2001, the accounts receivable amount and the amount due to factor was $702,075.

Litigation

The Company is involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material effect on the Company’s financial position or results of operations.

NOTE 9 — SHAREHOLDERS’ DEFICIT

Common Stock

During the years ended December 31, 2001 and 2000, the Company sold 837,647 and 655,000 shares, respectively, of common stock for $175,000 and $652,500, respectively, under regulation 4(2). Regulation 4(2) provides for the sale of restricted shares of common stock without the preparation of a prospectus. The shares offered cannot be sold for a period of one year.

During the years ended December 31, 2001 and 2000, the Company issued 3,659,200 and 1,773,000 shares, respectively, of common stock to employees and members of its Board of Directors for services rendered. These shares were valued between $0.20 and $0.55, and $0.10 and $1, respectively, per share, which is equal to the fair market value on the date of grant. Compensation expense of $1,463,610 and $676,100 was recorded with an offset to common stock and additional paid-in capital during the years ended December 31, 2001 and 2000, respectively

During the years ended December 31, 2001 and 2000, the Company issued 1,331,500 and 201,000 shares, respectively, of common stock to outside consultants and companies for services rendered. These shares were recorded at their fair market value at the time of issuance. Compensation expense of $430,715 and $201,500 was recorded with an offset to common stock and additional paid-in capital during the years ended December 31, 2001 and 2000, respectively.

During the year ended December 31, 2001, the Company issued 10,000 shares of common stock in exchange for book rights valued at $1,500.

During the year ended December 31, 2001, the Company acquired CMG in exchange for 1,017,827 shares of common stock valued at $407,131.

NOTE 9 — SHAREHOLDERS’ DEFICIT (cont’d)

Stock Option Plan

In June 2000, the Board of Directors approved the adoption of a non-qualified and incentive stock option plan, the 2000 Stock Purchase and Option Plan (the “Plan”). The Plan is intended to provide incentive to key employees, officers, and consultants of the Company who provide significant services to the Company. There are 5,000,000 options available for grant under the Plan. Options will vest over a period of time as determined by the Board of Directors for up to 10 years from the date of grant. The Plan expires on June 30, 2010.

The exercise price of options granted under the Plan will be determined by the Board of Directors, provided that the exercise price will not be less than 85% of the fair market value on the date of grant. In addition, if the option is granted to an officer or director of the Company, the exercise price will not be less than 100% of the fair market value on the date of grant. Furthermore, incentive stock options may not be granted to a 10% shareholder, unless the exercise price is 100% of the fair market value on the date of grant.

A summary of the Company’s outstanding options and activity is as follows:

		Weighted-
		Average
	Number	Exercise
	of Options	Price

Outstanding, December 31, 1999	2,655,000	$0.20

Granted	98,000	$0.50

Exercised	(600,000)	$0.20

Outstanding, December 31, 2000	2,153,000	$0.20

Granted	2,375,000	$0.23

Cancelled	(2,103,000)	$0.20

Outstanding, December 31, 2001	2,425,000	$0.24

Exercisable, December 31, 2001	2,425,000	$0.24

The weighted-average remaining contractual life of the options outstanding at December 31, 2001 is 1.46 years. The exercise prices for the options outstanding at December 31, 2001 ranged from $0.05 to $0.50, and information relating to these options is as follows:

			Weighted-	Weighted-
		Weighted-	Average	Average
		Average	Exercise	Exercise
Range of	Stock	Stock	Remaining	Price of	Price of
Exercise	Options	Options	Contractual	Options	Options
Prices	Outstanding	Exercisable	Life	Outstanding	Exercisable

$ 0.05	950,000	950,000	1.02 years	$0.05	$0.05

$ 0.17 - 0.20	625,000	625,000	2.68 years	$0.17	$0.17

$ 0.05	850,000	850,000	1.97 years	$0.50	$0.50

	2,425,000	2,425,000

NOTE 9 — SHAREHOLDERS’ DEFICIT (Cont’d)

Stock Option Plan (Cont’d)

The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by SFAS 123, the Company’s net loss and basic loss per share for the years ended December 31, 2001 and 2000 would be as follows:

	2001	2000

Net loss

As reported	$(5,775,333)	$(2,238,437)

Pro forma	$(6,040,104)	$(2,328,437)

Basic loss per common share

As reported	$(0.52)	$(0.41)

Pro forma	$(0.54)	$(0.42)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 2001 and 2000: dividend yields of 0% and 0%, respectively; expected volatility of 175% and N/A, respectively; risk-free interest rates of 3.6% and 4.6%, respectively; and expected lives of two and three years, respectively. The weighted-average fair value of options granted during the year ended December 31, 2001 for which the exercise price was greater than the market price on the grant date was $0.34, and the weighted-average exercise price was $0.50. The weighted-average fair value of options granted during the year ended December 31, 2001 for which the exercise price was less than the market price on the grant date was $0.46, and the weighted-average exercise price was $0.05.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

In the event of a merger, sale of the Company, a hostile takeover attempt, or other sales of the Company’s assets, each director previously granted options will have the option to purchase 300,000 additional shares of common stock at $1 per share.

NOTE 10 — INCOME TAXES

A reconciliation of the expected income tax computed using the federal statutory income rate to the Company’s effective rate for the years ended December 31, 2001 and 2000 was as follows:

	2001	2000

Income benefit computed at federal statutory tax rate	(34.0)%	(34.0)%

State taxes, net of federal benefit	(5.0)	(5.0)

Permanent differences	6.0	—

Valuation allowance	33.0	39.0

Total	—%	—%

NOTE 10 — INCOME TAXES (Cont'd)

Significant components of the Company’s deferred tax assets for income taxes consisted of the following at December 31, 2001:

Deferred tax assets

Net operating loss carryforward	$1,606,000

Bad debt	40,000

Non-qualified stock option expenses	185,000

1,831,000

Less valuation allowance	1,831,000

Net deferred tax assets	$—

As of December 31, 2001, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $2,447,000 and $1,220,000, respectively. The net operating loss carryforwards begin expiring in 2017 and 2002, respectively.

NOTE 11 — RELATED PARTY TRANSACTIONS

Revenue from sales of services to related parties was 18% for the year ended December 31, 2000.

The Company issued notes payable to related parties of $96,397 (see Note 6).

The Company issued convertible debt to an officer/Board member, a Board member, and a major shareholder totaling $387,500 (see Note 7).

The Company leases its office facilities from two officers/Board members (see Note 8).

The Company entered into a financial consulting agreement with its Chairman/majority shareholder (see Note 8).

The Company entered into an employment agreement with its Chairman/majority shareholder (see Note 8).

During the year ended December 31, 2001, the Company issued a total of 2,965,000 shares of common stock to various Board members, various officers/Board members, and the Chairman/majority shareholder valued at $1,156,000, which represents the fair market value.

NOTE 12 — SUBSEQUENT EVENTS

In January and February 2002, the Company sold 1,216,668 shares of common stock through a private placement in exchange for cash of $132,500. For each share of common stock purchased, the shareholder received one warrant to purchase one share of common stock at an exercise price of $0.40 per share. In total, the Company issued 1,216,668 warrants, which expire through February 2004 and carry piggyback registration rights.

In January 2002, the Company granted 1,400,000 stock options to members of its Board of Directors. The stock options vest immediately and expire in December 2003. The exercise price is $0.40 during 2002 and $0.50 in 2003.

          We have not authorized any underwriter, dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful to do so.

[Insert table of contents]

Page

          Until                               , 2002, (i.e., 25 days after the date of this prospectus), all dealers that buy, sell or trade the shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SHARES OF COMMON STOCK,
PAR VALUE $0.001 PER SHARE

AMERICANA

PUBLISHING, INC.

PROSPECTUS

                              , 2002

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.     Indemnification of Directors and Officers

      We are organized under the laws of the State of Colorado. Article 109 of the Colorado Business Corporation Act, as well as our Articles of Incorporation and Bylaws, provide for the indemnification of directors and officers against certain liabilities. Pursuant to our Articles of Incorporation and Bylaws, our officers and directors are indemnified against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to any of these foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 25.     Other Expenses of Income and Distribution

      The following table sets forth the various expenses incurred in connection with the issuance and distribution of the securities being registered hereby which are expected to be incurred by the Registrant:

SEC registration fee	$336
Printing and engraving expenses*	$5,000
Legal fees and expenses*	$50,000
Accounting fees and expenses*	$15,000
Miscellaneous*	$9,644

Total	$80,000

*Estimate

      All of the amounts set forth above represent estimates, with the exception of the SEC registration fee. We are solely responsible for the payment of such expenses. The selling security holders herein are not responsible for the payment of such expenses.

Item 26.     Recent Sales of Unregistered Securities

      In April and June 2002, we issued 150,000 shares of common stock to certain employees as bonus stock compensation valued at $0.40 per share for the April issuance and at $0.11 per shares for the June issuance. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that these employees are sophisticated and have adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In April 2002, we issued 40,000 shares of common stock to Mr. Russ Colby and 25,000 shares of common stock to Ms. Patricia Griffin in exchange for services rendered valued at $0.40 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and have adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In April 2002, we issued 6,200,000 shares of common stock to Bondy & Schloss LLP as escrow agent for Toscana Group, Inc. in exchange for services rendered valued at $0.40 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In April 2002, we issued 250,000 shares of common stock to Jerome Ruther as consideration for inventory purchased from him valued at $0.27 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In April 2002, we issued 400,000 shares of common stock to Phillippe de la Chappelle as consideration for advisory services rendered valued at $0.27 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In March and April 2002, we issued an aggregate of $70,000 in principal amount promissory notes and warrants to purchase 700,000 shares of common stock to accredited investors in a private offering pursuant to Rule 506 of Regulation D.

      On March 29, 2002, we issued 246,666 shares of common stock, in the aggregate, at a price of $0.24 per share and warrants to purchase an aggregate of 246,666 shares of common stock to accredited investors in a private offering pursuant to Rule 506 under Regulation D.

      On March 18, 2002, we issued 452, 489 shares of common stock in the aggregate to Messrs Erick Richardson and Nimish Patel in exchange for services valued at $0.13 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and have adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In March 2002, we issued 52,000 shares of common stock to certain employees as bonus stock compensation valued at $0.14 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that these employees are sophisticated and have adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In March 2002, we issued 2,598,334 shares of common stock and options to purchase an additional 250,000 shares, in the aggregate, to certain consultants in exchange for services rendered valued at $0.14 per share. 100,000 of the options are exercisable at $0.30 per share and 150,000 at $0.40 per share. These shares and options were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On February 14, 2002, we issued 1,000,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock to Anthony Broy for $100,000 in the aggregate. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      On January 25, 2002, we issued 15,000 shares of common stock to Pete Saiz for $2,250 in the aggregate. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      On January 22, 2002, we issued 8,235 shares of common stock to Robert Bitterli as author compensation. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On January 22, 2002, we issued 50 shares of common stock to each of Fidel Moreno and Bennet Pomerantz as compensation for services rendered valued at $0.20 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and have adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On January 15, 2002, we issued 600,000 shares of common stock to Jason Cavalier for $36,000 in the aggregate. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

         During the year ended December 31, 2001, we issued non-interest bearing demand notes payable to Richard D. Durand, one of our directors, in the aggregate principal amount of $98,000. This note was issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the note has adequate information about our business and financial condition to make an informed decision about purchasing the note.

         During the year ended December 31, 2001, we issued options to purchase an aggregate of 1,000,000 shares of our common stock to our directors pursuant to our stock option plan. These options were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the options have adequate information about our business and financial condition to make an informed decision about taking the options.

         From September 2001 to December 2001, we issued to Jerome Ruther, Lowell Fixler and Don White an aggregate of $385,000 principal amount 30% convertible promissory notes. These notes were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the notes have adequate information about our business and financial condition to make an informed decision about purchasing the notes.

      In November and December 2001, we issued 1,800,000 shares of common stock to certain individuals in exchange for services rendered valued at $0.10 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On November 26, 2001, we issued 20,000 shares of common stock to certain contractors for work performed on audio books valued at 80% of the market price per share for our common stock on such date. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On November 1, 2001, we issued 35,000 shares of common stock to Jerry Ruther in exchange for services valued at $0.10 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On October 26, 2001, we issued 117,647 shares of common stock to Erick Richardson for $20,000 in the aggregate. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      In October 2001, we issued 105,000 shares of common stock to Jerry Ruther for services rendered valued at $0.10 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In October 2001, we issued 4,200 shares of common stock, in the aggregate to certain employees in exchange for services rendered valued at $0.10 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In October 2001, we issued 500 shares of common stock to Rex Burns as author compensation valued at $0.10 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In September 2001, we issued 5,000 shares of common stock each to Ron Miziker and Susan Frugone as compensation for advisory services valued at $0.10 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In September 2001, we issued 1,017, 827 shares of common stock in connection with the acquisition of Corporate Media Group, Inc.

      In July 2001, we issued 50,000 shares of common stock to Phillippe de la Chappelle and 25,000 shares of common stock to Arlene Goodney as consideration for advisory services rendered valued at $0.15 per share. These shares were issued in reliance on Section 4(2) of the Securities

Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In June 2001, we issued 5,000 shares of common stock to Michael Milstean and 100,000 shares of common stock to Jay Simon as consideration for advisory services rendered valued at $0.15 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In June 2001, we issued 100,000 shares of common stock to Richard Durand for $25,000 in the aggregate. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      In May 2001, we issued 50,000 shares of common stock to Action Stocks as consideration for advisory services rendered valued at $0.14 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the principals of Action Stocks are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In May 2001, we issued 100,000 shares of common stock each to Jerry Ruther and Steadman Walker as consideration for advisory services rendered valued at $0.15 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In May 2001, we issued 100,000 shares of common stock to Sarah Moyers, an employee, as compensation in lieu of a salary increase valued at $0.15 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and has adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In May 2001, we issued 100,000 shares of common stock each to Jay Simon, David Poling and Sonny Fixler as consideration for advisory services rendered valued at $0.15 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In May 2001, we issued 250,000 shares of common stock to Don White as a signing bonus valued at $0.15 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In May 2001, we issued shares of common stock each to the following individuals in the amounts indicated below as consideration for legal services rendered valued at $0.15 per share:

Betty Hererra	2,500
Robert Woodbury	2,500
Gregg Suess	2,500
Mona Buchanan	2,500
Sylvia Kartayan	2,500
Kevin Friedman	2,500
Mary Sapore	2,500
Addison Adams,	2,500
Nimish Patel	10,000
Erick Richardson	47,500
Jason Cavalier	2,500
Kerney Hartog	20,000

      These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In May 2001, we issued 20,000 shares of common stock to Arlene Goodney for $5,000 in the aggregate. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      In April 2001, we issued 50,000 shares of common stock to Max Sklower for $12,500 in the aggregate. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      In February, March and April 2001, we issued 1,060,000 shares of common stock to various employees, advisors and consultants as consideration for services rendered valued at $0.10 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On February 7, 2001, we issued 500,000 shares of common stock to Lowell Fixler for $100,000 in the aggregate. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      On February 20, 2001, we issued 1,075,000 shares of common stock to its officers and directors as compensation for services rendered valued at $0.15 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and have adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In January 2001, we issued 50,000 shares of common stock to All Tex as consideration for factoring services rendered valued at $0.15 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In January 2001, we issued 150,000 shares of common stock to Jerry Ruther as consideration for services rendered valued at $0.15 per share in connection with the acquisition of Hollis Books. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In January 2001, we issued 10,000 shares of common stock to Brent Kroetch in connection with the acquisition of Hollis Books. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      In January 2001, we issued 50,000 shares of common stock to Karen Bramlett for $12,500 in the aggregate. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      In January 2001, we issued 1,000 shares of common stock to Jody Baugh as consideration for advisory services rendered valued at $0.15 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On December 11, 2000 we issued 5,000 shares of common stock to Barton Goodman as bonus compensation valued at $0.31 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On December 7, 2000 we issued shares to the following individuals as bonus compensation in the amounts indicated below valued at $0.50 per share:

George Lovato	300,000
Don White	300,000
Jerry Ruther	10,000

      These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On November 30, 2000, we issued 1,000 shares each to employees Ann Edenfield, Colleen Dyble and Melanie Chrisman as bonus compensation valued at $0.44 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On November 28, 2000, we issued 100,000 shares of common stock to Lowell Fixler for $20,000. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipient of the shares is sophisticated and had adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      On October 26, 2000, we issued shares to the following individuals as bonus compensation in the amounts indicated below valued at $0.20 per share:

Don White	100,000
David Poling	300,000
Lowell Fixler	100,000
Philippe de la Chapelle	100,000
John Wagner	25,000
Jerry Ruther	150,000

      These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are accredited and sophisticated and had adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

      On October 24, 2000, we issued 6,000 shares to Al Greco and 50,000 shares to Joseph Radcliff as compensation for services rendered valued at $1.13 per share. These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      In October 2000, we issued shares of common stock to the following individuals as bonus compensation for services valued at $1.38 per share in the amounts indicated below:

David Poling	25,000
Bertram Goodman	25,000
Kristy Palacios	10,000
Barton Goodman	5,000
Colleen Dyble	10,000
Ann Edenfield	1,000
Kristy Palacios	1,000
Colleen Dyble	1,000
Melanie Chrisman	1,000

      These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On September 27, 2000, we issued shares of common stock to the following individuals as bonus compensation for services valued at $1.63 per share in the amounts indicated below:

Sarah Moyers	20,000
Ann Edenfield	5,000
Jerry Ruther	10,000
Bertram Goodman	1,000

      These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

      On September 12, 2000, we issued Harpeth Holdings 210,146 shares of common stock for services rendered valued at $2.75.

On August 29, 2000	$3.00	Ann Edenfield	30,000
On July 19, 2000	$2.88	Lowell S. Fixler	25,000
		Ann Edenfield	10,000
		Jerry Ruther	25,000
		Matt and Julie Croce	10,000
On July 5, 2000	$3.06	Millenium International	100,000	Services

      In June 2000 we issued shares of common stock to the following individuals as bonus compensation for services valued at $3.06 per share in the amounts indicated below:

George Lovato	250,000
Don White	50,000
Marjorie Lovato	50,000
Jay Simon	50,000
David Poling	50,000
Sarah Moyers	10,000

      These shares were issued in reliance on Section 4(2) of the Securities Act, and we believe that the recipients of the shares are sophisticated and had adequate information about our business and financial condition to make an informed decision regarding taking the shares as compensation.

June 27, 2000	$3.06	Forrest Carlton	50,000
June 7, 2000	$3.06	Albert Ortega	5,000
April 28, 2000	$3.13	Elena Romero	5,000
		Charles Ortiz	4,000	Services	Non-emp
		Isaac Ortiz	1,000	Services	Non-emp
On April 17, 2000	$3.25	Ann Edenfield	5,000
On April 6, 2000	$3.38	John Wagner	100,000	Services

      On January 3, 2000, we issued shares of common stock to the following individuals at a price of $3.50 per shares in the amounts indicated below:

Lowell S. Fixler	416,500
Michael Fixler	140,000
George Speaks	100,000
Allen Sutker	51,750

      These shares were issued in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, and we believe that the recipients of the shares are accredited and sophisticated and had adequate information about our business and financial condition to make an informed decision regarding purchasing the shares.

Item 27.     Exhibits

Exhibit

3.1	Restated Articles of Incorporation, dated April 16, 1997(1)
3.2	By-laws in effect as of the date hereof(1)
4.1	Specimen certificate for Common Stock(1)
4.2	Form of 12% Senior Secured Convertible Debenture.*
4.3	Form of Class A Warrant issued to BG Holdings, LLC and Gulf Coast Advisors, Ltd.*
4.4	Form of Class B Warrant issued to BG Holdings, LLC and Gulf Coast Advisors, Ltd.*
4.5	Form of Class A Warrant issued to Toscana Group, Inc.*
4.6	Form of Class B Warrant issued to Toscana Group, Inc.*
4.7	Form of Convertible Promissory Note*
4.8	2000 Stock Purchase and Option Plan
4.9	Form of non-interest bearing note to Richard D. Durnand*
4.10	Form of convertible debenture issued to certain of the Registrant’s directors(2)
4.11	Form of one-year, 10% convertible notes*
4.12	Form of warrant issued in connection with one-year, 10% convertible notes*
5.1	Opinion of Forrest Carlton, Esq.*
10.1	Employment Agreement of George Lovato, Jr.(1)
10.2	12% Senior Secured Convertible Debenture and Warrant Purchase Agreement, dated as of April 1, 2002(*)
10.3	Finder’s Fee Agreement between Registrant and Toscana Group, Inc.*
10.4	Office sublease, dated January 1, 1999, for 303 San Mateo NE, Albuquerque, New Mexico*
10.5	Office lease, dated January 5, 2000, for 142 Truman NE, Albuquerque, New Mexico(2)
10.6	Lease, dated August 13, 1999, between Richard and Susan Durand and Corporate Media Group, Inc.*
10.7	Employment agreement of Don White(2)
10.8	Employment agreement of Richard D. Durand
10.9	Escrow agreement with Toscana Group, Inc.*
10.10	Escrow agreement with Investors of Debentures and Warrants*
10.11	Form of lock-up agreements executed by the Registrant’s officers and directors*
10.12	Form of 12% senior secured convertible debenture and warrant purchase agreement*
10.13	Line of credit with 1st Volunteer Bank*
10.14	Security agreement with Lansam Borenstein Partnership of April 2002*
10.15	Form of one-year, 10% convertible note and warrant purchase agreement*
10.16	Management and consulting service agreement with Levari Associates, Inc.*
10.17	Product shipping and consulting agreement with Blue Chip Allied, Ltd.*
10.18	Market intelligence consulting agreement with Consolidated Research*
10.19	Web and media consulting agreement with Mayflower Media, Inc.*

16.1	Letter on change in certifying accountant(3)
21.1	Corporate Media Group, Inc., a Tennessee corporation
23.1	Consent of Singer Lewak Greenbaum and Goldstein LLP
23.2	Consent of Null Larson CPA, PC
23.3	Consent of Forrest Carlton, Esq. (included in Exhibit 5.1)*

(*)	To be filed by amendment.

(1)	Filed as part of Amendment No. 4 to our registration statement on Form 10-SB/A, dated August 6, 1999.

(2)	Filed as part of our annual report on Form 10-KSB, filed February 25, 2000.

(3)	Filed as part of our current report on Form 8-K, filed February 22, 2002.

Item 28.     Undertakings

      We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) Include any additional changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albuquerque, New Mexico, on July 16, 2002.

AMERICANA PUBLISHING, INC.

BY:	/s/ George Lovato, Jr. _______________________________________ George Lovato, Jr., President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints George Lovato, Jr. and Forrest Carlton or either of them, as such person’s true and lawful attorneys-in-fact and agents, will full powers of substitution and re-substitution, for such person in name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on July 15, 2002.

/s/ George Lovato, Jr. George Lovato, Jr.	Chairman, CEO and President (Chief Executive Officer)

/s/ Don White Don White	Chief Financial Officer, Vice President and Director (Principal Accounting Officer)

/s/ David Poling David Poling	Vice President and Director

/s/ Jay Simon Jay Simon	Secretary-Treasurer and Director

/s/ Jerome Ruther Jerome Ruther	Director